UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

PRICESMART, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXY STATEMENT F0R 2023

ANNUAL MEETING OF STOCKHOLDERS

PRICESMART, INC.

9740 Scranton Road

San Diego, California 92121

PRICESMART, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

TO THE STOCKHOLDERS OF PRICESMART, INC.:

Notice is hereby given that the Annual Meeting (the “Annual Meeting”) of the Stockholders of PriceSmart, Inc. (the “Company”), will be held at 8:30 a.m. P.S.T. on Friday, February 3, 2023. The Annual Meeting will be held via live audio webcast on the internet. You will be able to participate, vote and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PSMT2023. You will not be able to attend the Annual Meeting physically. The Annual Meeting will be held for the following purposes:

1.

To elect directors for the ensuing year, to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. The Board of Directors of the Company has nominated and recommends for election as directors the following ten persons:

Sherry S. Bahrambeygui	Beatriz V. Infante	David Price	Edgar Zurcher
Jeffrey Fisher	Leon C. Janks	Robert E. Price
Gordon H. Hanson	Patricia Márquez	David R. Snyder

2.	To approve, on an advisory basis, the compensation of the Company’s executive officers for fiscal year 2022;

3.

To approve a proposed amendment to the Company’s Amended and Restated 2013 Equity Incentive Award Plan to increase the number of shares of Common Stock available for the grant of awards by 750,000 shares;

4.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2023; and

5.	To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on December 6, 2022 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A list of such stockholders shall be open to the examination of any stockholder for a period of ten days prior to the date of the Annual Meeting at the Company’s corporate headquarters, 9740 Scranton Road, San Diego, California 92121. During the Annual Meeting, any stockholder attending the Annual Meeting may access a list of the stockholders entitled to vote at the Annual Meeting at www.virtualshareholdermeeting.com/PSMT2023.

Accompanying this Notice is a proxy or voting instructions card. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD AND RETURN IT PROMPTLY, OR YOU MAY VOTE YOUR SHARES BY TELEPHONE OR OVER THE INTERNET, AS DESCRIBED IN THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD. If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

All stockholders are cordially invited to attend the meeting via the webcast.

BY ORDER OF THE BOARD OF DIRECTORS

Francisco J. Velasco

Secretary

San Diego, California

December 16, 2022

PRICESMART, INC.

9740 Scranton Road

San Diego, California 92121

PROXY STATEMENT

for

ANNUAL MEETING OF STOCKHOLDERS

February 3, 2023

The Board of Directors of PriceSmart, Inc., a Delaware corporation (the “Company”), is soliciting proxies for use at the Annual Meeting of Stockholders of the Company to be held on February 3, 2023 (the “Annual Meeting”), and at any adjournments thereof. The Annual Meeting will be a virtual meeting via live audio webcast on the internet. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PSMT2023 and entering the 16-digit control number included in the Notice of Internet Availability or proxy card that you receive. For further information about the Annual Meeting, please see “Important Information about the Annual Meeting and Voting” beginning on page 3.

This Proxy Statement will be first sent to stockholders on or about December 16, 2022. You can submit your proxy by mail or you may provide voting instructions for your shares by telephone or via the internet. Instructions for voting by telephone, by using the internet or by mail are described on the enclosed proxy card. If you plan to attend the virtual Annual Meeting and wish to vote your shares personally, you may do so. Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted for the election of the Board of Directors’ nominees for directors, or for a substitute or substitutes selected by the Board of Directors in the event a nominee or nominees are unable to serve or decline to do so; for the approval, on an advisory basis, of the compensation of the Company’s executive officers for fiscal year 2022; for the proposed amendment to the Company’s Amended and Restated 2013 Equity Incentive Award Plan to increase the number of shares of Common Stock available for the grant of awards; and for the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2023. As to any other business that may properly come before the Annual Meeting and be submitted to a vote of the stockholders, Proxies received by the Board of Directors will be voted in accordance with the best judgment of the holders thereof.

A proxy may be revoked by written notice to the Secretary of the Company at any time prior to the Annual Meeting by executing a later proxy or by attending the virtual Annual Meeting and voting at the meeting.

The Company will bear the cost of solicitation of Proxies. In addition to the use of mails, Proxies may be solicited by personal interview, telephone, facsimile or e-mail, by officers, directors and other employees of the Company. The Company also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send, or cause to be sent, proxy material to, and obtain Proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

The Company’s mailing address is 9740 Scranton Road, San Diego, California 92121.

Voting

Stockholders of record at the close of business on December 6, 2022 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

As of the Record Date, 31,050,917 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), were outstanding, representing the only voting securities of the Company. Each share of Common Stock is entitled to one vote.

Votes cast by proxy or at the Annual Meeting will be counted by the person appointed by the Company to act as Inspector of Election for the Annual Meeting. The Inspector of Election will treat shares represented by proxies that reflect abstentions or include “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	1

Because directors are elected by a plurality of the votes of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, the ten director nominees who receive the greatest number of votes cast will be elected directors.

The non-binding advisory vote on executive compensation, the proposed amendment to the Company’s Amended and Restated 2013 Equity Incentive Award Plan to increase the number of shares of Common Stock available for the grant of awards, and the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2023 require the affirmative vote of a majority of the aggregate votes present, in person or by proxy, and entitled to vote on the matter at the Annual Meeting.

If you are a beneficial owner of shares held in “street name” and do not provide the broker, bank, or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote your shares on routine matters but cannot vote on non-routine matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the election inspector that it does not have the authority to vote on this matter with respect to your shares. This is commonly referred to as a “broker non-vote.”

The election of directors (referred to as “Proposal 1”), the say-on-pay proposal (referred to as “Proposal 2”) and the proposal to amend the Amended and Restated 2013 Equity Incentive Award Plan (referred to as “Proposal 3”) are matters considered non-routine under applicable rules. A broker, bank or other nominee cannot vote without your instructions on non-routine matters; as a result, there may be broker non-votes on Proposals 1, 2 and 3. For your vote to be counted on the above proposals, you will need to communicate your voting decisions to your broker, bank or other nominee before the date of the Annual Meeting using the voting instruction form provided by your broker, bank or other nominee.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2023 (referred to as “Proposal 4”) is a matter considered routine under applicable rules. A broker, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with Proposal 4.

Broker non-votes and abstentions each are counted for determining the presence of a quorum. The election of directors requires a plurality of votes cast. Neither broker non-votes nor any withhold votes in the election of directors will have any effect thereon. Because they represent shares present and entitled to vote that are not cast in favor of a proposal, abstentions will have the same effect as votes “against” Proposal 2 and Proposal 3. Broker non-votes, however, do not represent shares present and entitled to vote on non-routine matters, and therefore, will have no effect on Proposal 2 or Proposal 3.

2	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Important Information about the Annual Meeting and Voting

Why Is the Company Soliciting My Proxy?

The Board of Directors is soliciting your proxy to vote at the Annual Meeting to be held at 8:30 a.m. P.S.T. on Friday, February 3, 2023. The Annual Meeting will be held via live audio webcast on the internet. You will be able to participate, vote and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PSMT2023. You will not be able to attend the Annual Meeting physically. This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have made available to you on the internet or have sent you this Proxy Statement, the Notice of Annual Meeting of Stockholders, the proxy or voting instructions card and a copy of our Annual Report on Form 10-K for the fiscal year ended August 31, 2022 because you owned shares of PriceSmart, Inc. Common Stock on the Record Date. This Proxy Statement will be first sent to stockholders on or about December 16, 2022.

Why are you holding a Virtual Annual Meeting?

We believe that a virtual Annual Meeting provides expanded stockholder access and participation and improved communications. Virtual meetings also support the health and well-being of our stockholders in light of the continuing public health impact of COVID-19.

How Do I Vote?

Whether you plan to attend the Annual Meeting virtually or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy, or your “proxies,” will vote your shares in the manner you indicate. For example, you may specify whether your shares: should be voted for or withheld for each nominee for director; should be voted for, against or abstained with respect to the approval, on an advisory basis, of compensation of the Company’s named executive officers; should be voted for, against or abstained with respect to the proposed amendment to the Company’s Amended and Restated 2013 Equity Incentive Award Plan to increase the number of shares of Common Stock available for the grant of awards; and should be voted for, against or abstained with respect to the ratification of the appointment of the Company’s independent registered public accountant, as disclosed in this Proxy Statement. Voting by proxy will not affect your right to attend the Annual Meeting virtually. If your shares are registered directly in your name through our transfer agent, or you have stock certificates registered in your name, you may submit a proxy to vote:

•	By internet or by telephone. Follow the instructions attached to the proxy or voting instructions card to submit a proxy to vote by internet or telephone.

•

By mail. If you received one or more proxy cards by mail, you can vote by mail by completing, signing, dating and returning the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•

At the virtual meeting. You may vote your shares electronically through the portal at the Annual Meeting (if you satisfy the admission requirements, as described below). Even if you plan to attend the Annual Meeting virtually, we encourage you to vote in advance by telephone, through the internet or by mail so that your vote will be counted in the event you later decide not to attend.

The Annual Meeting will be a virtual meeting of stockholders conducted via a live audio webcast that provides stockholders the same rights and opportunities to participate as they would have at an in-person meeting. You will be able to vote your shares electronically at the Annual Meeting. To attend and submit your questions during the Annual Meeting, please visit www.virtualshareholdermeeting.com/PSMT2023. To participate and vote during the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability or on your proxy card. Beneficial stockholders who do not

PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	3

Important Information About the Annual Meeting and Voting

(continued)

have a control number may gain access to and vote at the meeting by logging in to their broker, brokerage firm, bank or other nominee’s website and selecting the stockholder communications mailbox to access the meeting; instructions should also be provided on the voting instruction card provided by your broker, bank, or other nominee. If you encounter any difficulties accessing the Annual Meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.

What happens if there are technical difficulties during the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.

Is Voting Confidential?

We will keep all the Proxies, ballots and voting tabulations private. We only let our Inspector of Election examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or otherwise provide.

Attending the Annual Meeting

This year, the Annual Meeting will be held in a virtual meeting format only. To attend the Annual Meeting, go to www.virtualshareholdermeeting.com/PSMT2023 shortly before the meeting time, and follow the instructions for downloading the webcast. You need not attend the Annual Meeting in order to vote.

4	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Proposal 1   Election of Directors

Based on the recommendation of the Nominating/Corporate Governance Committee, the Board of Directors of the Company has nominated and recommends for election as directors the ten persons named herein to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified. Each of the nominees has consented to serving as a nominee and being named as a nominee in this Proxy Statement and to serving as a director if elected. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The enclosed proxy card will be voted in favor of the persons nominated unless otherwise indicated. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority provided in the proxy card will be exercised by the proxy holders to vote the shares represented by the proxies for one or more substitute nominees selected by the present Board of Directors. The Board of Directors does not believe at this time that any substitute nominee or nominees will be required.

Nominations Process

Identification and Evaluation of Nominees for Directors

The Nominating/Corporate Governance Committee identifies nominees for director by first evaluating the current members of our Board of Directors willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating/Corporate Governance Committee’s criteria for board service, as set forth in the section below entitled “Director Qualifications,” and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board of Directors with that of obtaining a new perspective.

If any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Nominating/Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria set forth below in “Director Qualifications.” The Nominating/Corporate Governance Committee generally consults with other members of the Board of Directors and may seek input from management, independent counsel, industry experts or advisors that the Nominating/Corporate Governance Committee believes to be desirable and appropriate. The Nominating/Corporate Governance Committee reviews the qualifications, experience and background of any candidates who are identified. Final candidates are interviewed by the members of the Nominating/Corporate Governance Committee. In making its determinations, the Nominating/Corporate Governance Committee evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best perpetuate the success of the Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating/Corporate Governance Committee makes its recommendation to the Board of Directors.

Pursuant to the Nominating/Corporate Governance Committee Charter, stockholders of the Company who have held shares of the Company’s Common Stock for at least one year and who hold a minimum of 1% of the Company’s outstanding shares of Common Stock may suggest a candidate for director by writing to the Secretary of the Company. In order to be considered, the recommendation for a candidate must include the following written information: (1) a detailed resume of the recommended candidate; (2) an explanation of the reasons why the stockholder believes the recommended candidate is qualified for service on the Board of Directors; (3) such other information that would be required by the rules of the SEC to be included in a proxy statement; (4) the written consent of the recommended candidate; (5) a description of any arrangements or undertakings between the stockholder and the recommended candidate regarding the nomination; and (6) proof of the recommending stockholder’s stock holdings in the Company. In addition, we may require any candidate to furnish such other information as may reasonably be required by the Company to determine the eligibility of such candidate to serve as an independent director in accordance with the Company’s corporate governance guidelines or that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such candidate. In order to give the Nominating/Corporate Governance Committee sufficient time to evaluate a recommended candidate and/or include the candidate in the Company’s proxy statement for the annual meeting to be held in 2024, the recommendation should be received by the Secretary of the

PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	5

Proposal 1   Election of Directors (continued)

Company at the Company’s principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to February 3, 2024, the one-year anniversary of the 2023 Annual Meeting. In the event that the Company receives director candidate recommendations from stockholders, those recommendations are evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated. The Company does not intend to treat stockholder recommendations in any manner different from other recommendations.

Director Qualifications

In evaluating director nominees, the Nominating/Corporate Governance Committee considers, among other things, the following factors:

•	personal and professional integrity, ethics and values;

•

experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;

•	experience in the Company’s industry and with relevant social policy concerns;

•	experience as a board member of another publicly held company;

•	academic or professional expertise in one or more aspects of the Company’s current or planned operations; and

•	practical and mature business judgment, including ability to make independent analytical inquiries.

Our Corporate Governance Guidelines require all director nominees to be less than 80 years of age upon election to the Board and to retire from the Board upon reaching the age of 80, provided, however that if a director reaches the age of 80 during his or her one-year term, he or she may continue to serve until the conclusion of that one year term. Robert Price turned 80 in August 2022. After considering Mr. Price’s historic and ongoing contributions to the Board and the Company, the Board of Directors has waived the application of the age limit to Mr. Price.

While the Company does not have a specific policy regarding board diversity, in connection with its evaluation of director nominees, the Nominating/Corporate Governance Committee also considers diversity of expertise and experience in substantive matters pertaining to our business relative to other members of the Board of Directors. The Nominating/Corporate Governance Committee also considers diversity of background (including diversity of gender, race and ethnicity) and life experience. The Board of Directors and Nominating/Corporate Governance Committee are committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which new candidates are selected. The Nominating/Corporate Governance Committee’s objective is to assemble a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience.

Director Skills and Board Diversity Matrix

The Nominating/Corporate Governance Committee and Board regularly review the skills and experiences relevant to our Board. Depending on the current composition of the Board and Board committees and expected future turnover on our Board, the Nominating/Corporate Governance Committee generally seeks director candidates with experience, skills, or background in one or more of the following areas:

•

Retail Experience — experience as an officer or director of, or advisor to, one or more retail companies providing an understanding of financial, operational, and strategic issues facing large retail companies

•	Technology or eCommerce Experience — experience relevant to the development and uses of technology as well as eCommerce, omni-channel, and digital businesses

6	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Proposal 1   Election of Directors (continued)

•	Global or International Business Experience — experience at multinational companies or in international markets

•	Marketing or Brand Management Experience — experience in consumer marketing or brand management, especially on a global basis

•	Senior Leadership Experience — experience serving in relevant senior leadership positions managing governance, strategy, development, human capital management, workforce development, and execution

•	Regulatory, Legal or Risk Management Experience — experience with public policy, legal and regulatory matters, and risk management

•	Finance, Accounting, or Financial Reporting Experience — experience preparing or auditing financial statements or the implementation and testing of financial controls

The chart below identifies the skills and qualifications each director nominee brings to the Board. The fact that a particular skill or qualification is not designated does not mean the director nominee does not possess that particular attribute. We believe the combination of the skills and qualifications shown below demonstrates how our Board is well positioned to provide strategic advice and effective oversight to our management.

Name	Retail Experience	Technology or eCommerce Experience	Global or International Business Experience	Marketing or Brand Management Experience	Senior Leadership Experience	Regulatory, Legal or Risk Management Experience	Finance, Accounting or Financial Reporting Experience
Robert E. Price	✓		✓	✓	✓		✓
Sherry S. Bahrambeygui	✓		✓		✓	✓
Jeffrey Fisher					✓		✓
Gordon H. Hanson		✓	✓		✓
Beatriz V. Infante		✓	✓		✓	✓	✓
Leon C. Janks	✓				✓		✓
Patricia Márquez			✓		✓
David Price	✓		✓			✓
David R. Snyder	✓		✓		✓	✓	✓
Edgar Zurcher	✓		✓	✓	✓	✓	✓

PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	7

Proposal 1   Election of Directors (continued)

In August 2021, the SEC approved a Nasdaq Stock Market proposal to adopt new listing rules relating to board diversity and disclosure. As approved by the SEC, the new Nasdaq listing rules require all Nasdaq listed companies to disclose consistent, transparent diversity statistics regarding their boards of directors. The Board Diversity Matrix below presents the Board’s diversity statistics in the format prescribed by the Nasdaq rules.

Board Diversity Matrix (As of November 30, 2022)
Total Number of Directors	10

	Female	Male

Part I: Gender Identity
Directors	3	5
Did Not Disclose Gender Identity	2

Part II: Demographic Background
Hispanic or Latinx	2	1
White	2	4
Two or More Races or Ethnicities	1
Did Not Disclose Demographic Background	2
Directors with Disabilities: 1 Directors who Identify as Middle Eastern: 1

The Board of Directors does not believe that directors should expect to be re-nominated annually. In determining whether to recommend a director for re-election, the Nominating/Corporate Governance Committee considers the director’s participation in and contributions to the activities of the Board of Directors, the results of the most recent Board evaluation, and meeting attendance.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating/Corporate Governance Committee may also consider such other facts as it may deem are in the best interests of the Company and its stockholders. The Nominating/Corporate Governance Committee also believes it is appropriate for at least one, and, preferably, several, members of the Board of Directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board of Directors be independent as required under the Nasdaq Stock Market listing standards applicable to the Company. The Nominating/Corporate Governance Committee also believes it is appropriate for the Company’s chief executive officer to serve as a member of the Board of Directors. Directors’ performance and qualifications are reviewed annually by the Nominating/Corporate Governance Committee.

A copy of the Nominating/Corporate Governance Committee Charter is available on the Company’s website at investors.pricesmart.com.

Independent Directors

The Company’s Board of Directors has determined that the following nominees for director are “independent” under the Nasdaq Stock Market listing standards applicable to the Company: Jeffrey Fisher, Gordon Hanson, Beatriz Infante, Leon Janks, Patricia Márquez, Robert Price, David R. Snyder and Edgar Zurcher.

8	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Proposal 1   Election of Directors (continued)

Information Regarding Nominees

The table below indicates the name, current position with the Company and age as of November 30, 2022 of each nominee for director.

Name	Position	Age
Robert E. Price	Chairman	80
David R. Snyder	Vice Chair	73
Sherry S. Bahrambeygui	Chief Executive Officer and Director	58
Jeffrey Fisher	Director	64
Gordon H. Hanson	Director	58
Beatriz V. Infante	Director	68
Leon C. Janks	Director	73
Patricia Márquez	Director	57
David Price	Director	33
Edgar Zurcher	Director	71

Robert E. Price has been Chairman of the Board of Directors of the Company since its spin-off from Price Enterprises, Inc. in 1997. Mr. Price will become Interim Chief Executive Officer upon the resignation of Sherry Bahrambeygui as Chief Executive Officer on February 3, 2023. He served as Executive Chairman from October 2018 to February 2020. Mr. Price also served as Chief Executive Officer and President of the Company at various times during the Company’s history, most recently as Chief Executive Officer from April 2006 until July 2010. Mr. Price was a founder of The Price Company, which operated the Price Club, and served as its Chief Executive Officer and a member of its board of directors from the time of The Price Company’s founding in 1976 until The Price Company’s merger with Costco Wholesale Corp. in 1993. Mr. Price was Chairman of the Board of Price/Costco, Inc. from October 1993 until December 1994 and Chairman of Price Enterprises from July 1994 until September 1997. Mr. Price currently serves as a Manager of The Price Group, LLC and as Chairman and President of Price Philanthropies Foundation and the Allison and Robert Price Family Foundation. Price Philanthropies is a private family foundation that supports charitable activities in the Company’s markets and San Diego, California. Mr. Price is David Price’s father. Mr. Price is also President of the Aaron Price Fellows Foundation, the sponsor of the Aaron Price Fellows Program. Mr. Price’s 44 years of experience in the warehouse club merchandising business as well as his extensive knowledge of the Company’s business, history and culture, support the Board of Directors’ conclusion that he should serve as a director of the Company.

David R. Snyder has served as Vice Chair of the Board of Directors of the Company since February 2022 and as a director since February 2021. Mr. Snyder has served as a senior counsel at Pillsbury Winthrop Shaw Pittman LLP since 2018 and previously served as a partner from 1993 until 2017 in the firm’s Corporate and Securities practice. During 25 years as a partner, Mr. Snyder also served as Pillsbury’s executive vice-chair for two years and on the firm’s managing board for 15 years. Mr. Snyder has been a practicing attorney for over 40 years, focusing on corporate finance and has significant experience representing public companies. Mr. Snyder holds a law degree from Cornell University and a bachelor of arts from Michigan State University. Mr. Snyder’s background in legal matters and his significant experience with public companies contribute to the Board of Directors’ conclusion that he should serve as a director of the Company.

Sherry S. Bahrambeygui has served as Chief Executive Officer since January 2019 and previously served as interim Chief Executive Officer from November 2018 to January 2019. She has informed the Company that she will resign as Chief Executive Officer effective February 3, 2023. Ms. Bahrambeygui has been a director of the Company since November 2011 and served as Vice Chair of the Board from October 2016 to October 2017. Prior to becoming Chief Executive Officer, she served as the President and Managing Member of the Price Group, LLC, an investment management firm from 2007 to 2018. Before joining

PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	9

Proposal 1   Election of Directors (continued)

the Price Group, Ms. Bahrambeygui had a 15-year legal career as a litigator specializing in the health care, life sciences, consumer & retail, and real estate industries. She was the founding partner of Hosey & Bahrambeygui, LLP, a leading boutique civil litigation practice, from 1999 to 2007. In addition to her board service at the Company, Ms. Bahrambeygui has significant experience in corporate governance as a board member, trustee and attorney for numerous public, private and non-profit companies and boards. Ms. Bahrambeygui’s extensive international business, governance and leadership experience, strategic decision-making, and ability to lead the Company through digital transformation and e-commerce expansion contribute to the Board of Directors’ conclusion that she should serve as director of the Company.

Jeffrey Fisher has been a director of the Company since November 2019. Since 2011, Mr. Fisher has served as the Chief Financial Officer and member of The Price Group, LLC, a private investment and management company. He also has been Chief Financial Officer and a director of Price Philanthropies Foundation a private family foundation working to transform the lives of youth and families through grant making and youth programs, since May 2019 and CFO of the PriceSmart Foundation, a California nonprofit public benefit corporation which serves as the philanthropic partner for the Company, providing resources to local organizations and institutions that support education, youth development, economic development, or community resilience, since January 2022. Since 2004, Mr. Fisher has also served as the Chief Financial Officer of PS Ivanhoe, LLC, a real estate holding company. He is also Chief Financial Officer of Aaron Price Fellows Foundation, La Jolla Fay, LLC, IvanFay, LLC, and RARSD, LLC. From January 2004 through December 2004, Mr. Fisher served as Chief Financial Officer of Price Legacy Corporation, a publicly traded Real Estate Investment Trust with approximately $1.2 billion in real estate assets. From October 2000 until joining Price Legacy, Mr. Fisher served as Chief Financial Officer of National Retail Partners, LLC, a private real estate company which owned and operated approximately $2.0 billion in real estate assets. From August 1993 to September 2000, Mr. Fisher served in various financial capacities of Burnham Pacific Properties, Inc., a publicly traded Real Estate Investment Trust. Prior to joining Burnham Pacific Properties, Mr. Fisher was a senior manager at Deloitte & Touche LLP, having started with them in 1983. Mr. Fisher is a certified public accountant. Mr. Fisher brings over 38 years of finance, accounting and investment experience, with an emphasis on real estate finance, and specific experience with public companies. Mr. Fisher’s extensive experience with finance and real estate matters, his experience as an executive of publicly traded companies and his accounting background contributed to the Board of Directors’ conclusion that he should serve as a director of the Company.

Gordon H. Hanson has been a director of the Company since April 2014. Mr. Hanson has been a tenured member of the faculty at the Harvard Kennedy School of Harvard University since January 2020. From 2001 through 2019, he was a tenured member of the economics faculty at the University of California, San Diego. From 1998 to 2001, he was a tenured member of management faculty at the University of Michigan, and from 1992 to 1998, he was on the economics faculty of the University of Texas. From 2009 until 2014, he served as a director of the Washington Office on Latin America, a non-profit organization working to promote civic advancement in the region, chairing their development committee. Mr. Hanson’s extensive background in the analysis of the economies of Latin America, including over 25 years of experience in consulting for international financial organizations, contribute to the Board of Directors’ conclusion that he should serve as director of the Company.

Beatriz V. Infante has been a director of the Company since January 2018. Since 2009, Ms. Infante has served as Chief Executive Officer of BusinessExcelleration LLC, a business consultancy specializing in corporate transformation and renewal. From 2010 until its acquisition by Infor in 2011, Ms. Infante was the Chief Executive Officer and a director of ENXSUITE Corporation, from 2006 until its acquisition by Voxeo Corporation in 2008, she was the Chief Executive Officer and a director of VoiceObjects Inc., and from April 2000 until October 2003, she was Chief Executive Officer and President of Aspect Communications Corporation and was additionally named Chairman in February 2001. Since May 2014, she has served on the board of directors of Liquidity Services Inc., an online marketplace for retail goods and capital assets, and currently serves as chair of the compensation committee and member of the audit committee. Since October 2017, she has served as director of Ribbon Communications, a cloud communications company formed from the merger of Sonus Networks and Genband, and more recently the acquisition of ECI, and is currently chair of the compensation committee and member of its audit and technology committees. From January 2010 until October 2017, she served as director and member of the compensation

10	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Proposal 1   Election of Directors (continued)

committee of Sonus Networks, and additionally became chair of the compensation committee in June 2017. Ms. Infante also served on the board of directors and as a member of the nominating and corporate governance committee of Ultratech, Inc. from July 2016 until its acquisition by Veeco in May 2017. From May 2012 until its acquisition by Broadcom in May 2015, she served on the board of directors and as a member of the compensation committee of Emulex Corporation, and additionally became chair of its nominating and corporate governance committee in February 2014. From 1994 to 2019, she served on the Advisory Committee to the Princeton University School of Engineering and Applied Science. Additionally, Ms. Infante is a National Association of Corporate Directors Board Leadership Fellow, and in 2016 was named to the 2016 “NACD Directorship 100,” which honors the most influential boardroom leaders each year. Ms. Infante holds a bachelor of science and engineering degree in electrical engineering and computer science from Princeton University and holds a master of science degree in engineering science from California Institute of Technology. Ms. Infante’s executive leadership experience, including from her service as a chief executive officer of various companies, along with extensive operational expertise and experience in digital transformation, engineering, sales and marketing, contribute to the Board of Directors’ conclusion that she should serve as a director of the Company.

Leon C. Janks has served as a director of the Company since July 1997. He served as Vice Chair of the Board from October 2017 to October 2018 and as Lead Director from October 2018 to February 2020. Mr. Janks served as a director of Price Enterprises from March 1995 until July 1997. He has been a partner in the accounting firm of Green, Hasson & Janks LLP in Los Angeles, California since 1980 and serves as its Managing Partner Emeritus. Mr. Janks has extensive experience in domestic and international business, serving a wide variety of clients in diverse businesses. Mr. Janks is a certified public accountant. Mr. Janks’ experience, his significant accounting, financial and tax expertise which qualify him as an audit committee financial expert and his many years of service to the Company as a member of the Board of Directors contribute to the Board of Directors’ conclusion that he should serve as a director of the Company.

Patricia Márquez has served as a director of the Company since February 2021. Since 2014, Dr. Márquez has served as Dean of the Joan B. Kroc School of Peace Studies at the University of San Diego (“USD”), and in July 2020 she started her dual role as Associate Provost for Academic Planning and Innovation and Dean of the Joan B. Kroc School of Peace Studies. Dr. Márquez joined the USD School of Business in 2007 teaching courses in “Business and Society,” “Global Social Entrepreneurship,” and “Business and Social Innovation.” Her research has focused on the intersection of business and social value creation, with an emphasis on poverty alleviation through market mechanisms. Prior to joining USD, Dr. Márquez was a professor and dean at IESA, a School of Business in Caracas, Venezuela from 2003 to 2005. Dr. Márquez has a bachelor of arts from Bowdoin College, and received her master of arts and doctor of philosophy in socio-cultural anthropology from the University of California, Berkeley. Dr. Márquez’s executive leadership, research and academic experience and recognized expertise in environmental and social responsibility matters contribute to the Board of Directors’ conclusion that she should serve as a director of the Company.

David N. Price has been a director of the Company since February 2022. Mr. Price has been an employee of the Company since July 2017 and has recently been named Executive Vice President and Chief of Staff to the Chairman of the Board. Effective February 3, 2023, Mr. Price will assume the additional responsibility as Chief of Staff to the Company’s Interim Chief Executive Officer, Robert Price. From August 2021 to December 2022, Mr. Price served the Company as Vice President for Environmental and Social Responsibility and had previously served as the Company’s Vice President for Omnichannel Initiatives and Environmental and Social Responsibility. From August 2018 to August 2020, Mr. Price was Director of Ecommerce. Mr. Price serves as President of the newly established Pricesmart Foundation, a California nonprofit corporation serving as a philanthropic partner to the Company and providing grants to nongovernmental organizations focused on youth development, economic development, and community and environmental resilience in PriceSmart countries. Mr. Price also serves as Vice President of Price Philanthropies Foundation, a private family foundation working to transform the lives of youth and families through grant making and youth programs, and as Chairman of the Board of the Wildcoast Foundation, a binational nonprofit that works on coastal conservation efforts and natural solutions to climate change in Mexico and in California. In addition, Mr. Price serves on the board of the Aaron Price Fellows Foundation and serves on the Director’s Councils of The USC Price School of Public Policy

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Proposal 1   Election of Directors (continued)

and The Scripps Institution of Oceanography. Mr. Price received his Master’s in International Affairs from the University of California San Diego School of Global Policy and Strategy and his Bachelor of Science in Public Policy and Management from the University of Southern California. Mr. Price is Robert Price’s son. Mr. Price has been a leader in our ecommerce transformation and our environmental and social responsibility initiatives, and the Board believes including him on the Board of Directors will demonstrate to our stakeholders the significance of these matters to the Board of Directors and the Company. For these reasons, the Board has concluded that Mr. Price should serve as a director of the Company.

Edgar Zurcher has been a director of the Company since October 2009 and also served as a director of the Company from November 2000 to February 2008. Mr. Zurcher has been a partner in the law firm Zurcher, Odio & Raven in Costa Rica since 1980, which the Company uses as counsel for certain legal matters. Mr. Zurcher is also President of PLP, S.A., as well as a director of Payless ShoeSource Holdings, Ltd. (“Payless Shoes”). PLP, S.A. owns 40% of Payless Shoes. Additionally, Mr. Zurcher is a director of Molinos de Costa Rica and Promerica Financial Corporation, S.A. Mr. Zurcher’s background in legal matters and his significant experience in Central America business and legal affairs contribute to the Board of Directors’ conclusion that he should serve as a director of the Company.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR the slate of nominees set forth above. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise on the accompanying proxy card.

12	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Information Regarding the Board of Directors

Board Meetings

The Company’s Board of Directors held four meetings during fiscal year 2022. No nominee for director who served as a director during the past year attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of committees of the Board of Directors on which he or she served.

Board Leadership Structure

The Company’s Board of Directors does not have a policy with respect to the separation of the offices of Chief Executive Officer and Board Chair. It is the Board’s view that rather than having a rigid policy, the Board, with the advice and assistance of the Nominating/Corporate Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether to institute a formal policy.

Role of the Board of Directors in Risk Oversight

The Board of Directors oversees the Company’s risk management processes, either as a whole or through its committees. Committees of the Board of Directors review with management and the Company’s internal audit department the Company’s major risk exposures, their potential impact on the Company’s business and the steps the Company takes to manage such risk exposures. The Board of Directors’ risk oversight process includes receiving reports from committees of the Board of Directors and members of senior management.

Committees of the Board

Audit Committee. The Audit Committee, which currently consists of Mr. Janks, Ms. Infante, Dr. Márquez and Mr. Snyder, held seven meetings during fiscal year 2022. The Audit Committee oversees the Company’s accounting and financial reporting processes and the audits of its consolidated financial statements. The Committee reviews the annual audits conducted by the Company’s independent public accountants, reviews and evaluates internal accounting controls, is responsible for the selection of the Company’s independent public accountants, and conducts such reviews and examinations as it deems necessary with respect to the practices and policies of, and the relationship between, the Company and its independent public accountants. All committee members satisfy the Nasdaq Stock Market’s standards for “independence,” including applicable audit committee independence requirements, and the Board of Directors has determined that Mr. Janks qualifies as an “audit committee financial expert” within the meaning of the applicable SEC rules and regulations. The Audit Committee is governed by a written charter adopted by the Board of Directors, which is available on the Company’s public website at investors.pricesmart.com.

Compensation and Human Capital Committee. The Compensation and Human Capital Committee, which currently consists of Mr. Snyder, Mr. Fisher and Mr. Janks held eleven meetings during fiscal year 2022. Each of the current members of the Compensation Committee satisfies the Nasdaq Stock Market’s standards for “independence,” including applicable compensation committee independence requirements. The Compensation Committee oversees the compensation philosophy for the Company and reviews and approves the compensation program for the Company’s executive officers. The Committee is authorized to evaluate and determine the compensation of the Company’s Chief Executive Officer and reviews and approves compensation for all other executive officers. The Committee also administers, interprets and makes grants under the Company’s equity incentive award plans. The Compensation Committee is governed by a written charter adopted by the Board of Directors, which is available on the Company’s public website at investors.pricesmart.com.

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee, which currently consists of Mr. Janks, Mr. Hanson and Mr. Snyder, held one meeting during fiscal year 2022. Each of the current members of the Nominating/Corporate Governance Committee satisfies the Nasdaq Stock Market’s standards for “independence.” The Nominating/Corporate Governance Committee considers the slate of nominees to be presented for reelection at annual meetings

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Information Regarding the Board of Directors (continued)

of stockholders. The Nominating/Corporate Governance Committee also may evaluate and recommend candidates to add expertise and fill vacancies on the Board of Directors, which vacancies may be created by the departure of any directors or the expansion of the number of members of the Board of Directors. The Nominating/Corporate Governance Committee approved the nomination of the candidates reflected in Proposal 1. The Nominating/Corporate Governance Committee also assists the Board of Directors as needed in establishing corporate governance guidelines and other policies and procedures pertaining to corporate governance matters. The Nominating/Corporate Governance Committee is governed by a written charter adopted by the Board of Directors, which is available on the Company’s public website at investors.pricesmart.com.

Executive Committee. The Executive Committee, which currently consists of Mr. Robert Price, Ms. Bahrambeygui, Mr. Janks, Mr. Snyder and Mr. David Price, held one meeting during fiscal year 2022. The Executive Committee has all powers and rights necessary to exercise the full authority of the Board of Directors in the management of the business and affairs of the Company, except as provided in the Delaware General Corporation Law or the bylaws of the Company.

Finance Committee. The Finance Committee, which currently consists of Mr. Janks, Ms. Bahrambeygui, Mr. Fisher and Mr. Snyder, held three meetings during fiscal year 2022. The Finance Committee reviews and makes recommendations with respect to (1) annual budgets, (2) investments, (3) financing arrangements and (4) the creation, incurrence, assumption or guaranty by the Company of any indebtedness, obligation or liability, except, in each case, for any such transactions entered into in the ordinary course of business of the Company.

Real Estate Committee. The Real Estate Committee, which currently consists of Mr. Fisher, Ms. Bahrambeygui, Mr. David Price, Mr. Robert Price and Mr. Zurcher, held six meetings during fiscal year 2022. The Real Estate Committee reviews and approves the material terms of material real estate-related transactions entered into by the Company.

Digital Transformation Committee. The Digital Transformation Committee, which currently consists of Ms. Infante, Ms. Bahrambeygui, Mr. Hanson and Mr. Janks, held four meetings during fiscal year 2022. The Digital Transformation Committee is charged with oversight of the Company’s omni-channel development and digital transformation to enhance membership and stockholder value.

Environmental and Social Responsibility Committee. The Environmental and Social Responsibility Committee, which currently consists of Dr. Márquez, Mr. Fisher, Mr. Hanson, Mr. David Price, Mr. Robert Price and Mr. Zurcher, held four meetings during fiscal year 2022. The Environmental and Social Responsibility Committee assists the Board in discharging its oversight responsibility related to environmental and social responsibility (“ESR”) matters, such as climate change impacts, energy and natural resources conservation, environmental and supply chain sustainability, human rights, employee health, safety and well-being, diversity and inclusion, public policy engagement, political contributions, corporate charitable and philanthropic activities and other ESR issues that are relevant and material to the Company and provides guidance to the Board and other Board committees on these matters.

Policy Governing Stockholder Communications with the Board of Directors

The Board of Directors welcomes communications from stockholders of the Company. Any stockholder who wishes to communicate with the Board of Directors or one or more members of the Board of Directors should do so in writing in care of the General Counsel of the Company, at the principal office of the Company, 9740 Scranton Road, San Diego, California 92121. The General Counsel is directed to forward each communication to the director or directors of the Company for whom it is intended.

14	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Information Regarding the Board of Directors (continued)

Policy Governing Director Attendance at Annual Meetings of Stockholders

The Company encourages, but does not require, the members of its Board of Directors to attend the Annual Meeting. All nine members then-serving on the Board of Directors and nominated for re-election attended the Annual Meeting of Stockholders held on February 3, 2022.

Environmental and Social Responsibility Highlights

At PriceSmart, doing business the right way is at the core of everything we do. Our values inspire us to conduct our business with integrity, respect and passion. Our sense of accountability and our drive for continuous improvement defines us as a company that offers a good return to investors while conducting business responsibly, satisfying the needs of our members and supporting the communities we serve.

For us, doing business the right way means offering our members a valuable experience with quality merchandise and services at affordable prices, providing our employees with good working conditions, maintaining high standards of safety and cleanliness at our clubs, treating our suppliers as partners, conducting ourselves in a socially responsible manner, respecting the environment, and complying with local laws in all of the countries in which we operate. Our commitment to our local communities includes acting as a leader with respect to important issues such as diversity, equity and inclusion, human rights, environmental sustainability, and our employees’ well-being.

PriceSmart is committed to supporting communities in the countries in which we operate both by operating our business at the highest ethical standards and by providing philanthropic support to locally based non-governmental organizations. To further the philanthropic mission in PriceSmart communities, PriceSmart and the Price Philanthropies Foundation have established the PriceSmart Foundation to serve as the philanthropic arm of our Company. The core principles of the PriceSmart Foundation are promoting youth career development, supporting economic development in under-resourced communities and funding initiatives that strengthen environmental and community resilience. During fiscal year 2022, PriceSmart continued to partner with Price Philanthropies Foundation’s Aprender y Crecer program. Aprender y Crecer receives significant funding through PriceSmart member donations at the point of sale. These member donations help fund Aprender y Crecer’s donations of school supplies and books to public schools in support of public schools and literacy in the Company’s Spanish speaking markets. During fiscal year 2022, we entered a memorandum of understanding with the Global Food Banking Network, whereby we are expanding direct partnerships with food banks in eight of our markets and seeking food bank partners in four additional markets. The Company donates non-sellable, but safe to consume merchandise to participating food banks that, in turn, support families and organizations who are food insecure in our markets of operation.

Governance

Environmental and Social Responsibility (ESR) Leadership. As a way of solidifying our commitment to corporate responsibility, we have formalized an ESR department. This team is responsible for guiding, measuring and communicating this fundamental aspect of PriceSmart’s corporate culture and strategy into all aspects of our business. Furthermore, our Board of Directors now includes an Environmental and Social Responsibility Committee.

Anti-Bribery and Corruption. In the operation of our business, we aim to perform at the highest standards of ethical behavior and business conduct and to be part of an honest and productive economic system. We have established and implemented anti-bribery and corruption practices that seek to minimize, or eliminate, any act of corruption while conducting business on behalf of the Company.

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Information Regarding the Board of Directors (continued)

Sustainability

Direct Farm Program. We launched our Direct Farm Program in Panama in 2018 to eliminate intermediaries in sourcing of fresh produce. Under the program, we buy fresh fruits and vegetables directly from farmers who make deliveries to our produce distribution centers. From there, we supply products to our warehouse clubs. We believe this model reduces prices, improves the lives of local, small and medium-sized farmers and allows us to obtain better, fresher and safer products for our Members. The program has been so successful that in just a few years, we expanded from Panama to Colombia, Costa Rica and the Dominican Republic, and we have plans for near term expansion to Guatemala and Trinidad.

Local Purchasing and Merchandising. PriceSmart considers merchandise as being sourced locally when it is purchased within Latin America and the Caribbean, irrespective of the country within that region where it is sold to Members. Approximately 50% of our sales come from merchandise sourced locally. Procurement of local merchandise not only provides for a greater selection of high quality goods at favorable prices, but it also offers us a means of investing in, and contributing to, our local communities and economies.

Sustainable Fisheries. In 2019 PriceSmart and Price Philanthropies Foundation partnered with the Center for Marine Biodiversity and Conservation at the world renowned Scripps Institution of Oceanography at the University of California, San Diego to undertake an assessment of seafood sourcing for our Costa Rica warehouse clubs. In 2021, PriceSmart and Price Philanthropies renewed and expanded this partnership. The expansion aims at assessing the remainder of the Company’s seafood supply chain and identify ways for science and industry to work together towards sustainability and conservation goals.

Recycling Collection Centers and Sustainable Packing Plant. We are installing recycling collection centers open to the local community at our warehouse club locations, with approximately 30 centers expected to open during fiscal year 2023. We are also opening a sustainable packaging plant in Trinidad. The sustainable packaging plant is producing packaging materials for use at PriceSmart in our fresh merchandise, food service and bakery areas. We use Recycled PET and bio-based OK Compost Home resins as the base materials for all of the packaging materials being manufactured.

Environmental Impact

Facilities. We design and construct our buildings in compliance with both local and international regulations and with an aim to be at the forefront of sustainability. We seek to mitigate our environmental impact and build efficient facilities. For example, we have installed solar arrays in 45 of our warehouse clubs, we use LED lighting in most applications of our buildings, with a plan to fully deploy LED throughout every area in all of our buildings during Fiscal 2023, and we use waste heat from our refrigeration systems to produce all of our hot water needs and dehumidification of our facilities.

Water Consumption and Discharge. We carefully manage both our consumption of water and the discharge of wastewater. We have installed low flow plumbing fixtures, sensor activated automatic faucets and variable speed domestic water pumping stations to optimize the amount of water that is required at any one time. We manage our wastewater with regulated and environmentally approved wastewater treatment plants in those clubs that do not have access to public treatment works. Forty-one clubs have wastewater treatment plants installed.

Product Quality and Supply Chain Transparency

Food Safety. We are committed to developing and selling safe foods that meet the highest international quality standards for our members. We have implemented programs based on an international recognized standard called SQF (Safe Quality Food) Retail Standard 8.1.

16	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Information Regarding the Board of Directors (continued)

Supply Chain. To better assure the quality of what PriceSmart offers, we undertake regular audits and reviews of our manufacturers, producers and packagers to verify that they apply Best Manufacturing Practices and observe social responsibility rules in their facilities. One critical aspect of the audits is to confirm that these vendors adhere to safe labor practices. All vendors must pass the audits or PriceSmart will cease doing business with them.

Human Capital

As of August 31, 2022, we had approximately 10,600 employees. Approximately 96% of our employees were employed outside of the United States, and about 1,800 employees were represented by labor unions.

Developing a Diverse Workforce Representative of Our Markets. Fundamental to our mission is the ability to attract, retain, and develop a diverse workforce representative of the countries in which we operate. We are proud to hire from the local communities where we operate, which then enhances our understanding of the legislation and operating environment of each country so we can better serve our Members. We provide our employees with competitive wages above minimum wage in each region, as well as comprehensive benefit programs, which generally include life and health insurance and post-employment savings plans. We also seek to identify opportunities to support local businesses and communities, with the goal of improving the quality of life in the countries where we operate.

Talent Development. We believe our investment in the education, training and development of our employees contributes to the overall success of our business. We believe a focus on talent development leads to long-serving, loyal employees, which improves efficiencies in operations, thus resulting in higher quality service to our Members. We provide learning opportunities for our employees through various training courses including instructor-led internal and external programs. We also seek to promote from within, allowing us to develop the leadership strengths of our employees to provide a better overall customer experience for our Members.

Health and Safety. The COVID-19 pandemic brought unprecedented challenges to our business, communities, Members and employees. During the initial period of the pandemic, we prioritized the safety and well-being of our employees and Members by following applicable local and national government regulations at each of our warehouse clubs, offices, and distribution center locations. We implemented enhanced cleaning and sanitizing protocols and provided personal protective equipment to our employees, conducted contact tracing, preventative quarantining and implemented paid leave. We reinforced the education of our employees on safety, best practices of good hygiene, as well the encouraging to our employees to receive vaccinations as they became available. We had reserve teams of employees who did not overlap with each other so that they might step in as needed allowing those who were sick to take time off. We also had provided employee transportation and meals to offer them a safe and reliable means to work. As the pandemic has evolved, we began pulling back on many of these activities. However, we will continue to monitor the evolution of the pandemic and related workforce trends, best practices and government regulations.

Audit Committee Report

The Audit Committee oversees the Company’s financial accounting and reporting process and the audits of the financial statements of the Company. All committee members satisfy the definition of independent director set forth in Rule 5605(a)(2) and Rule 5605(c)(2) of the Nasdaq Stock Market’s listing standards. The Audit Committee is governed by a written charter adopted by the Board of Directors, which is available on the Company’s public website at investors.pricesmart.com.

In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended August 31, 2022, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

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Information Regarding the Board of Directors (continued)

The Company’s independent registered public accounting firm, Ernst & Young LLP (“EY”), is responsible for expressing an opinion on the conformity of its audited financial statements with generally accepted accounting principles. EY met with the committee and expressed its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and discussed with the committee other matters as required under generally accepted auditing standards, including those matters required to be discussed by Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board. In addition, EY discussed the accountants’ independence from the Company and from the Company’s management and delivered to the committee those matters to be set forth in written disclosures as required by applicable requirements of the Public Company Accounting Oversight Board regarding independent registered public accounting firm’s communications with the Audit Committee concerning independence.

The committee discussed with the Company’s independent registered public accounting firm the overall scope and plan of their audit. The committee meets with the independent registered public accounting firm, with and without our management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2022 for filing with the SEC.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Leon C. Janks

Beatriz V. Infante

Patricia Márquez

David R. Snyder

18	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of November 30, 2022 by (1) each of its directors and nominees for director, (2) each of its Named Executive Officers, (3) each person or group known by it to own beneficially more than 5% of the Common Stock and (4) all directors and executive officers as a group.

Name and Address(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percentage of Shares of Common Stock Beneficially Owned
Robert E. Price(3)(4)	4,916,563	15.8%
Sherry S. Bahrambeygui(5)	173,989	*
Jeffrey Fisher(6)	32,895	*
Gordon H. Hanson(7)	4,162	*
Beatriz V. Infante(8)	5,038	*
Leon C. Janks(9)	28,898	*
Patricia Márquez(10)	1,296	*
David Price(11)	39,858	*
David R. Snyder(12)	2,296	*
Edgar A. Zurcher(13)	7,239	*
Michael L. McCleary(14)	17,343	*
John Hildebrandt(15)	20,170	*
Francisco Velasco(16)	26,075	*
Juan Ignacio Biehl(17)	3,745	*
William J. Naylon(18)	37,046	*
All executive officers and directors as a group (22 persons)	5,416,266	17.4
BlackRock, Inc.(19) 55 East 52nd Street New York, NY 10055	3,935,286	12.7
EdgePoint Investment Group Inc.(20) 150 Bloor Street West, Suite 500 Toronto, Ontario M5S 2X9, Canada	3,527,521	11.4
Kayne Anderson Rudnick Investment Management LLC(21) 1800 Avenue of the Stars, Second Floor Los Angeles, CA 90067	2,847,290	9.2
The Vanguard Group(22) 100 Vanguard Blvd. Malvern, PA 19355	2,729,805	8.8

*	Less than 1%.
(1)	Except as indicated, the address of each person named in the table is c/o PriceSmart, Inc., 9740 Scranton Road, San Diego, California 92121.

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Securities Ownership of Certain Beneficial Owners and Management (continued)

(2)

Beneficial ownership of directors, executive officers and 5% or more stockholders includes shares of restricted stock subject to vesting, regardless of vesting date, and shares issuable upon vesting of restricted stock units and performance stock units that vest within 60 days after the date of this table. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and dispositive power with respect to all shares of stock beneficially owned by them.

(3)

Mr. Price is manager of The Price Group, LLC (“The Price Group”). As such, for purposes of this table, he is deemed to beneficially own 150,511 shares of Common Stock held by The Price Group. Mr. Price is manager of RARSD, LLC (“RARSD”). As such, for purposes of this table, he is deemed to beneficially own 8,314 shares of Common Stock held by RARSD. Mr. Price has shared voting and dispositive power with respect to, and disclaims beneficial ownership of, the shares held by The Price Group and RARSD. In addition, Mr. Price is Chairman of the Board and President of Price Philanthropies Foundation. As such, for purposes of this table, he is deemed to beneficially own 3,133,755 shares of Common Stock held by Price Philanthropies Foundation. Mr. Price has shared voting and dispositive power with respect to, and disclaims beneficial ownership of, the shares held by Price Philanthropies Foundation. If the percentages of shares of Common Stock beneficially owned by Mr. Price were calculated without regard to the shares held by The Price Group, Price Philanthropies Foundation and RARSD, he would own 5.3% of the Common Stock.

(4)

Includes 532,870 shares of Common Stock held by the Robert & Allison Price Charitable Remainder Trust, of which Mr. Price is a trustee, 1,015,542 shares of Common Stock held by the Robert and Allison Price Trust, of which Mr. Price is a trustee, 38,805 shares of Common Stock held by trusts for the benefit of Mr. Price’s son, of which Mr. Price is a trustee, and 45,000 shares of Common Stock held by family trusts, of which Allison Price, Mr. Price’s wife, is the sole trustee.

(5)

Includes 43,728 shares owned by the Hosey Family Trust, of which Ms. Bahrambeygui is a trustee and 2,000 shares owned by Ms. Bahrambeygui’s children. Includes 112,837 shares of restricted Common Stock that are subject to vesting restrictions and excludes 64,045 shares subject to performance stock units that do not vest within 60 days after the date of this table.

(6)	Includes 29,900 shares held by the Fisher Family Trust. Excludes 1,995 shares subject to restricted stock units that do not vest within 60 days after the date of this table.
(7)	Excludes 1,995 shares subject to restricted stock units that do not vest within 60 days after the date of this table.
(8)	Excludes 1,995 shares subject to restricted stock units that do not vest within 60 days after the date of this table.
(9)	Excludes 1,995 shares subject to restricted stock units that do not vest within 60 days after the date of this table.
(10)	Excludes 1,995 shares subject to restricted stock units that do not vest within 60 days after the date of this table.
(11)	Includes 38,805 shares held by the David Price Trust and 1,053 shares of restricted Common Stock that are subject to vesting restrictions.
(12)	Includes 1,000 shares held by the Snyder Family Trust. Excludes 1,995 shares subject to restricted stock units that do not vest within 60 days after the date of this table.
(13)	Excludes 1,995 shares subject to restricted stock units that do not vest within 60 days after the date of this table.
(14)

Includes 17,343 shares of restricted Common Stock that are subject to vesting restrictions and excludes 6,554 shares subject to performance stock units that do not vest within 60 days after the date of this table.

(15)

Includes 12,327 shares of restricted Common Stock that are subject to vesting restrictions and excludes 7,016 shares subject to performance stock units that do not vest within 60 days after the date of this table.

(16)

Includes 13,136 shares of restricted Common Stock that are subject to vesting restrictions and excludes 7,619 shares subject to performance stock units that do not vest within 60 days after the date of this table.

(17)	Excludes 12,621 shares subject to restricted stock units and 3,178 shares subject to performance stock units that do not vest within 60 days after the date of this table.
(18)

Mr. Naylon resigned by mutual agreement effective February 28, 2022. The number of shares set forth next to his name in the table is the number of shares reported in Mr. Naylon’s Form 4 filed January 25, 2022, which is the last Form 4 filed by him.

(19)

In its Schedule 13G filed on February 7, 2022, BlackRock, Inc. stated that it beneficially owned the number of shares of Common Stock reported in the table as of December 31, 2021, had sole voting and dispositive power over 3,935,286 of the reported shares and shared voting and dispositive power over none of the reported shares.

(20)

In its Schedule 13G filed on February 11, 2022, EdgePoint Investment Group, Inc. stated that it beneficially owned the number of shares of Common Stock reported in the table as of December 31, 2021, had sole voting and dispositive power over 2,759,049 the reported shares and sole voting power and shared dispositive power over 768,472 of the reported shares.

(21)

In its Schedule 13G filed on February 11, 2022, Kayne Anderson Rudnick Investment Management, LLC stated that it beneficially owned the number of shares of Common Stock reported in the table as of December 31, 2021, had sole voting power over 1,611,396 of the reported shares, shared voting power over 1,070,987 of the reported shares, sole dispositive power over 1,776,303 of the reported shares and shared dispositive power over 1,070,987 of the reported shares.

(22)

In its Schedule 13G filed on February 9, 2022, The Vanguard Group stated that it beneficially owned the number of shares of Common Stock reported in the table as of December 31, 2021, had sole voting power over none of the reported shares, shared voting power over 20,856 of the reported shares, sole dispositive power over 2,687,231 of the reported shares and shared dispositive power over 42,574 of the reported shares.

20	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Executive Officers of the Company

On December 9, 2022, the Company announced that Sherry Bahrambeygui will be resigning as Chief Executive Officer, effective February 3, 2023, the date of the Company’s annual stockholder meeting, in order to pursue new professional and philanthropic interests. Robert Price, the Company’s founder and Chairman of the Board, will become Interim Chief Executive Officer. John Hildebrandt has been promoted to President and Chief Operating Officer. David Price has been promoted to Executive Vice President and Chief of Staff to the Chairman. When Robert Price becomes Interim Chief Executive Officer, David Price will be Executive Vice President and Chief of Staff to the Interim CEO.

Ms. Bahrambeygui will continue serving stockholders as a member of the Board of Directors of the Company, and is also included in the slate of directors for election at the 2023 Annual Meeting of Stockholders. Prior to her tenure as CEO, she served on the Company’s Board as a director for eight years, including having served as Vice Chair and Chair of the Compensation Committee. Between now and February 3, 2023, Ms. Bahrambeygui will continue her employment and will work towards the orderly transition of her responsibilities. She has agreed to make herself available at the Company’s request for up to 100 hours of transition support during the twelve months following the date of her separation agreement.

The executive officers of the Company and their ages as of November 30, 2022 are as follows:

Name	Position	Age
Sherry S. Bahrambeygui	Chief Executive Officer and Director	58
Michael L. McCleary	Executive Vice President & Chief Financial Officer	57
John D. Hildebrandt	Executive Vice President & Chief Operating Officer	64
Francisco Velasco	Executive Vice President, General Counsel, Chief Ethics & Compliance Officer and Secretary	51
Ana Luisa Bianchi	Executive Vice President — Chief Merchandising Officer	55
Juan Ignacio Biehl	Executive Vice President — Digital Experience and Chief Technology Officer	57
Rodrigo Calvo	Executive Vice President — Real Estate	51
Frank Diaz	Executive Vice President — Logistics and Distribution	54
Brud E. Drachman	Executive Vice President — Environmental Responsibility, Construction and Facilities	68
Nicolas Maslowski	Executive Vice President — Member Experience and Strategic Analytics	43
Laura Santana	Executive Vice President — Information Technology	54
Christopher Souhrada	Executive Vice President — Club Operations	52
Jesus Von Chong	Executive Vice President — Local/Regional Merchandising	56

Sherry S. Bahrambeygui has served as Chief Executive Officer since January 2019 and previously served as interim Chief Executive Officer from November 2018 to January 2019. She has informed the Company that she will resign as Chief Executive Officer effective February 3, 2023. Ms. Bahrambeygui has been a director of the Company since November 2011 and served as Vice Chair of the Board from October 2016 to October 2017. Prior to becoming Chief Executive Officer, she served as the President and Managing Member of the Price Group, LLC, an investment management firm from 2007 to 2018. Before joining the Price Group, Ms. Bahrambeygui had a 15-year legal career as a litigator specializing in the health care, life sciences, consumer & retail, and real estate industries. She was the founding partner of Hosey & Bahrambeygui, LLP, a leading boutique civil litigation practice, from 1999 to 2007. In addition to her board service at the Company, Ms. Bahrambeygui has significant experience in corporate governance as a board member, trustee and attorney for numerous public, private and non-profit companies and boards.

PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	21

Executive Officers of the Company (continued)

Michael L. McCleary has served as Executive Vice President and Chief Financial Officer since April 2020, after serving as Senior Vice President and Interim Chief Financial Officer from December 2019 to March 2020. He joined the Company as Vice President and Corporate Controller in 2003 and was subsequently promoted to Senior Vice President and Corporate Controller. Mr. McCleary has over 30 years of international finance, tax and accounting experience. Mr. McCleary is a certified public accountant and has a bachelor of arts degree in business economics from the University of California, Santa Barbara. Prior to joining PriceSmart, Mr. McCleary worked for 14 years for various international companies based in Madrid, Spain.

John D. Hildebrandt served as Executive Vice President and Chief Operating Officer of the Company from May 2022 to December 2022. Following the date of the table above, Mr. Hildebrandt was promoted to President and Chief Operating Officer. He held the position of Executive Vice President and Acting Chief Operating Officer from March 2022 to May 2022. Mr. Hildebrandt previously served as Executive Vice President — Operations of the Company from February 2010 to February 2022. Mr. Hildebrandt served as Executive Vice President— Central America and Trinidad Operations from March 2009 through January 2010, as Executive Vice President — Central America Operations from August 2003 until February 2009, as Executive Vice President — Caribbean and Asia Operations from July 2001 until July 2003 and as Senior Vice President of the Company from September 2000 until July 2001. Mr. Hildebrandt previously served as Vice President of the Company from September 1998 until August 2000, overseeing operations in Central America. Mr. Hildebrandt served as the Company’s Country Manager in the Philippines and Panama from August 1997 until August 1998, and as Price Enterprises’ Country Manager in the Philippines and Panama from 1996 until the Company was spun off from Price Enterprises in August 1997. Prior to joining Price Enterprises as Country Manager in 1996, Mr. Hildebrandt was a Senior Operations Manager of Price/Costco from 1994 through 1996, and served in various management roles for The Price Company beginning in 1979.

Francisco Velasco has been Executive Vice President, General Counsel and Secretary of the Company since July 2016 and Chief Ethics & Compliance Officer since October 2016. Mr. Velasco serves as a member of the Board of PriceSmart Foundation, a California nonprofit public benefit corporation which serves as the philanthropic partner for the Company, providing resources to local organizations and institutions that support education, youth development, economic development, or community resilience. From March 2009 to June 2016, Mr. Velasco served as Division Counsel Latin America for AbbVie Inc., a publicly traded global biopharmaceutical company. Previously, he held in-house legal roles at Abbott Laboratories, Hanes Brands Inc. and Sara Lee Corporation, and he began his career in private practice specializing in the Latin America region. Mr. Velasco attended law school in Mexico, has a Masters of Law degree from Georgetown University and has an MBA degree from Duke University.

Ana Luisa Bianchi has been Executive Vice President — Chief Merchandising Officer since August 2018 and was Senior Vice President — Merchandising — Latin America Local from October 2016 through July 2018. From 2010 to October 2016, Ms. Bianchi was Vice President — Merchandising, overseeing the local side of the Colombia business. Ms. Bianchi previously served as regional buyer for the Central America operations from 2007 to 2010. From 2005 to 2007, Ms. Bianchi was local buyer for the Guatemala operations. In 2004, Ms. Bianchi was a consultant to PriceSmart’s St. Thomas operations. In 2003, Ms. Bianchi served as Merchandising Director for U.S. food purchases. From 1999 to 2003, Ms. Bianchi served as the food and candy buyer in the Miami corporate office. Ms. Bianchi joined PriceSmart in 1998 as a local buyer for the Guatemala operations. Ms. Bianchi has a law degree in Guatemala from Universidad Rafael Landívar.

Juan Ignacio Biehl has been Executive Vice President — Digital Experience and Chief Technology Officer since September 2020. Mr. Biehl joined PriceSmart in March 2018 as part of the acquisition of Aeropost, Inc. He joined as the Chief Technology Officer of Aeropost, a position he held since February 2013, and was promoted to Senior Vice President of Digital Experience of the Company in 2019. Over the preceding 25 years, Mr. Biehl has been an entrepreneur in the technology sector working in diverse areas of information systems with companies such as Apple, Inter@america and Naysat.

Rodrigo Calvo has been Executive Vice President – Real Estate since June 2015 and served as Senior Vice President of Real Estate from February 2009 after joining PriceSmart in October 2004 as Director of Real Estate. Before coming to the Company,

22	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Executive Officers of the Company (continued)

he led Grupo Promerica’s real estate development division. Before that, he worked for McDonald’s Corporation’s real estate area and for CSU (now Walmart Central America) in special projects. This combined background allowed him to develop a deep understanding of the commercial real estate field in Central America and the Dominican Republic. He holds a bachelor of science degree in civil engineering from the University of Costa Rica and an MBA from INCAE Business School.

Frank Diaz has been Executive Vice President — Logistics and Distribution since November 2015. Mr. Diaz previously served as Senior Vice President of Distribution and Logistics from February 2010 until November 2015. He joined PriceSmart in September 2008 as Vice President of Logistics. Prior to joining the Company, Mr. Diaz worked more than 20 years in progressively responsible positions in the areas of operations, strategic planning and commercial development with top-tier logistics companies including UPS, FedEx and CS Integrated LLC. With DHL, Mr. Diaz was head of transformational programs involving international tradelane development and improved customer experience. Mr. Diaz has a bachelor of science degree in industrial engineering from the New Jersey Institute of Technology and a logistics management certification from the Georgia Institute of Technology.

Brud E. Drachman has been Executive Vice President — Environmental Responsibility, Construction and Facilities since August 2019, served as Executive Vice President — Construction Management of the Company from November 2005 until July 2013, as Executive Vice President — Real Estate and Construction of the Company from February 2005 through October 2005 and as Executive Vice President — Construction and Private Label Merchandising from November 2004 until January 2005. Mr. Drachman served as Executive Vice President — Real Estate and Construction of the Company from November 2002 until October 2004 and served as Senior Vice President — Real Estate and Construction of the Company from August 1998 to October 2002. Mr. Drachman previously served as Vice President — Real Estate and Construction at Price Enterprises from August 1994 to August 1997. Prior to joining Price Enterprises in 1994, Mr. Drachman served as Project Manager at The Price Company beginning in 1987.

Nicolas E. Maslowski has been Executive Vice President — Member Experience and Strategic Analytics since September 2021. Prior to that, Mr. Maslowski served as Senior Vice President — Member Experience from March 2019 to September 2021. Mr. Maslowski joined PriceSmart in March 2018 as part of the acquisition of Aeropost, Inc. He served as the Chief Revenue Officer and Chief Marketing Officer of Aeropost, positions he held since January 2017 and April 2015 respectively. He holds a degree in engineering from Universidad Metropolitana and an MBA from Harvard Business School.

Laura Santana has been Executive Vice President — Information Technology since March 2017. Ms. Santana has served in progressively responsible positions relating to the Company’s IT systems since joining the Company in 1995. Ms. Santana previously worked at The Price Company from 1987 to 1995 in operations and information technology. Ms. Santana is a graduate of the University of San Diego.

Christopher Souhrada has served as Executive Vice President — Club Operations since May 2022 after serving as Acting Senior Vice President — Club Operations from March 2022 to April 2022. From July 2020 to February 2022, he held the position of Senior Vice President — Business Development. He previously served as Senior Vice President — Operations from August 2009 to June 2020, Vice President — Operations from November 2002 to July 2009, Country Manager from September 2000 to October 2002, and Club Manager from May 1999 to August 2000.

Jesus Von Chong has been Executive Vice President — Local/Regional Merchandising since August 2018. He previously served as Executive Vice President — Chief Merchandising Officer from September 2016 through July 2018 and was Executive Vice President — Foods Merchandising from November 2015 through August 2016. Mr. Von Chong served as Senior Vice President of Merchandising for Central America beginning in 2003, added Colombia to his responsibilities in March 2011 and the Caribbean Region in April 2015. He served as a Regional Merchandising Director for Panama, Costa Rica and Dominican Republic from 2000 to 2003. He was first employed by the Company as a buyer in the Company’s operations in Panama in 1996. Mr. Von Chong progressed to head Buyer in 1998, Warehouse Manager for Via Brasil Operations in 1999 and to Panama’s Country Manager in 2000.

PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	23

Executive and Director Compensation

Compensation Discussion and Analysis

The Compensation and Human Capital Committee of our Board of Directors, which we refer herein to as our Compensation Committee, consisting entirely of independent directors, administers the Company’s executive compensation program. The role of the Compensation Committee is to oversee compensation and benefit plans and policies, administer stock plans, review and approve annually all compensation decisions relating to all executive officers and provide input on our policies and strategies relating to human capital management. The Compensation Committee is authorized to retain the services of one or more executive compensation advisors, in its discretion, to assist with the establishment and review of our compensation programs and related policies.

Fiscal Year 2022 Company Initiatives

During fiscal year 2022, our Chief Executive Officer, Sherry Bahrambeygui, focused the Company on pursuing three principal paths to growth:

•	Expand Real Estate Footprint with New Clubs and Distribution Facilities

•	Increase Membership Value

•	Drive Incremental Sales via PriceSmart.com and Enhanced Online, Digital and Technological Capabilities

Expand Real Estate Footprint with New Clubs and Distribution Facilities. During fiscal year 2022, we opened three warehouse clubs and engaged in construction and other pre-opening activities with respect to two warehouse clubs we expect to open in fiscal year 2023. We continue to seek opportunities to expand our geographic footprint for brick-and-mortar warehouse clubs. We plan to open a warehouse club in El Salvador located in the city of San Miguel in the spring of 2023 and another club in Medellín, Colombia in the summer of 2023. Both of these clubs will use our smaller format, with sales floors ranging from approximately 30,000 to 40,000 square feet. These smaller format clubs are intended to serve markets where the population is likely to support a smaller club or densely populated urban areas where it is challenging to secure sufficient real estate at a reasonable cost for a larger club. We believe the smaller-format clubs, coupled with our omnichannel capabilities, extend our reach and presence in regional or secondary city locations and represent a significant opportunity for the Company to grow in these markets. Our growth strategy, as it pertains to real estate, also includes physical distribution centers of various types to support the flow of merchandise from the supplier to the Member, be it sales generated from the clubs or through PriceSmart.com. Further, the need for supply chain optionality in today’s world has proven essential. Therefore, we plan to make appropriate investments in our distribution network to maximize efficiencies, minimize supply chain disruption, maximize the efficient use of limited space in our warehouse clubs, and to provide optimal support for a growing e-commerce business. In addition to our distribution center in Miami, Florida, we also operate a regional distribution center in Costa Rica and are actively considering others. During fiscal 2022 we doubled our network of Produce Distribution Centers from two to four and are currently developing plans for two more. In some cases, these facilities also provide the opportunity to capture efficiencies by centralizing certain production activities, such as bakery, meat processing, packaging and labeling.

Increase Membership Value. During fiscal year 2022, we continued to seek to attract more Members and retain our current Members by expanding the benefits of being a Member of PriceSmart, whether through sales, services and/or convenience. As benefits grow and the value of being a PriceSmart Member increases, adjustments to the membership fee may be warranted. A larger membership base and higher membership fee contribute to the bottom line of the business. We focus on growth of our membership base, Member renewal rates and spend per Member as part of how we determine how Members see our value. By adding more benefits that Members can only obtain with us, we expect to see growth in the number of Members, which drives Membership income and Merchandise sales. Recent examples of enhancements we have made to the value of membership include: additional services such as the ability for all of our Members to transact on PriceSmart.com; Click & Go™ curbside pickup and delivery service in all of our clubs; and the implementation and expansion of our Well-being initiative, which offers

24	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Executive and Director Compensation (continued)

Optical services with free eye exams for the Member and additional members of their families and deeply discounted eyeglass frames; Audiology services with free hearing exams and deeply discounted hearing aids; and Pharmacy, which provides a significant convenience to our Members.

Another way we enhance Membership value is through our private label offering, “Member’s Selection®,” a brand which is available only to PriceSmart Members. We believe the Member’s Selection® brand carries goodwill and is recognized in our markets for value. Private label also provides us the opportunity to source quality items locally when appropriate. Select local sourcing has multiple benefits, including support of local communities in which we operate by enhancing business activity and creating direct and indirect jobs, mitigation of foreign currency exchange risk, and reduced supply chain exposure. These initiatives offer additional benefits and services for our Members whether they choose to shop on-line, in-club, or both. In fiscal year 2022, our private label sales penetration grew by 12%, from 22.1% of the total merchandising sales in fiscal year 2021 to 24.7% in fiscal year 2022, and we plan to continue to invest in the development of additional private label products under the “Member’s Selection®” brand.

Drive Incremental Sales via PriceSmart.com and Enhanced Online, Digital and Technological Capabilities. We recognize the growing expectation of consumers in our markets for convenience. As a result, we continue to improve the functionality and content of PriceSmart.com and to expand our product offerings available online. We also build and apply technological tools to continue to learn more about and strengthen our relationships with each of our Members. Using data analytics, we believe we have been able to provide our Members with enhancements to the membership experience. PriceSmart.com and these technological tools provide the opportunity for us to continually strengthen and expand the scope of our relationship with each Member and offer incremental products and services in the future. PriceSmart.com provides data that informs us regarding the potential viability of new clubs in new areas and offers us options to serve and expand into new markets without the need for a traditional brick & mortar club location. Our investments in technology also have improved the core functions of our business. For example, the technology we have developed informs our buying decisions, allows us to more closely manage inventory flow and provides general predictive analytics.

We believe that these initiatives, combined with our adherence to the fundamentals of our business, the Six Rights of Merchandising (Right Merchandise, Right Time, Right Place, Right Condition, Right Quantity and Right Price), contributed to our positive results during fiscal year 2022. In addition, we believe that by continuing to prioritize and protect the wellbeing and safety of our employees and Members, we further strengthened our standing in our markets despite the challenges we experienced as a result of the pandemic.

Financial Highlights

The Company performed well in fiscal year 2022 . . .

$4.1 billion in total revenues	10.4% increase in comparable net merchandise sales	24.7% private-label sales as a percentage of net merchandise sales

$3.38 earnings per diluted share	$60.9 million in membership income	5.7% increase in operating income

Compensation Philosophy

Three fundamental philosophies form the basis of pay at PriceSmart:

•	First, we believe that employees should be paid fairly and competitively, as Sol Price said: “pay good wages and provide good benefits, including health insurance to employees.”

PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	25

Executive and Director Compensation (continued)

•

Second, we believe that all jobs should be rewarded based on both personal achievements within PriceSmart and overall company success, also considering function and level. Every employee plays a critical role in the overall success of PriceSmart.

•	Third, we are especially mindful that there are entry level and lower compensated employees that must be prioritized to ensure that their compensation allows for a reasonable standard of living.

We believe total compensation should include a collection of competitive plans and policies designed to reward employees for their contributions to PriceSmart’s success, including:

•	Competitive base salary;

•	Bonus opportunity;

•	Equity program;

•	Healthcare, vision, dental, life insurance and protection against temporary loss of income;

•	Retirement plans;

•	Career advancement and development; and

•	Work-balance programs – including vacation time, personal time off, flex time.

Notably, during fiscal year 2022, we completed our efforts to expand health insurance to all of our employees. Now, all of our employees are eligible to participate in our health plans in all of our markets, except in Costa Rica where we determined that our employees had adequate government-provided coverage.

Our objective is to find, develop and retain talented and engaged employees who are valued for their unique contributions to the Company and who also strengthen the team. Through our compensation plans, we strive to motivate employees to perform to the best of their competencies, abilities and skill sets. In order to retain key talent and reward high performance within our organization, we are developing a methodology to evaluate employees consistently across geographies and define job profiles within our global compensation structure, thereby setting a framework for overall promotion, succession planning and development.

The Compensation Committee believes that the Company’s compensation program must be:

1.

Fair — a compensation package that is applied consistently across the organization and is cost effective. The fairness applies to everyone on equal terms, regardless of gender, age, background, national origin, sexual orientation, sexual identity and race;

2.	Flexible — a comprehensive approach designed to meet our business objectives and market demands;

3.	Competitive — offering a total compensation package that is equitable and based on strong labor market positioning;

4.	Performance based — sharing success through pay programs tied to personal, team (where applicable) and Company performance; and

5.	Understood — clearly communicated to explain the value and to motivate.

The Company’s Chief Executive Officer and Compensation Committee believe that creation of stockholder value requires accountability for the achievement of specific company objectives, both short-term and long term, and that performance-based cultures are correlated with increased stockholder value. Accordingly, the Chief Executive Officer and the Compensation Committee have sought to gradually increase the portion of compensation that is performance-based to provide incentives for

26	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Executive and Director Compensation (continued)

achievement of annual objectives. The Company’s Chief Executive Officer and Compensation Committee also believe that direct linkages of executive pay with the Company’s stock price performance encourages and rewards an owner-operator mindset among the Company’s executives and incentivizes executives to take actions that generate long-term sustainable benefits to the Company and create value for our stockholders.

The charts below show the components of target compensation for our Chief Executive Officer and for our Named Executive Officers other than the Chief Executive Officer for fiscal year 2022.

The amounts reflected in these charts show the aggregate grant-date values of RSA awards and PSU awards at target performance. However, such awards are subject to three-year time vesting (in addition to performance vesting in the case of PSUs) and are subject to forfeiture if the executive’s employment terminates prior to the end of the vesting period. As a result, an executive’s actual compensation experience for a given year will not match the allocation percentages set forth above even if the Company and the executive perform at target levels for such year.

Purposes and Structure of the Executive Compensation Program

The objectives of the Company’s executive compensation program are to:

•	Attract, motivate and retain superior talent;

•	Encourage and reward high performance, collaboration and accountability; and

•	Align executive pay opportunities with Company performance and stockholder returns.

To achieve these objectives, the Compensation Committee evaluates the appropriate mix of cash and stock-based compensation and the appropriate weighting of performance-based and fixed compensation. In determining specific amounts and components of compensation, the Compensation Committee considers each officer’s role, position, performance, level of responsibility and skills and experience, as well as market data, as more fully described below under “Elements of Compensation.”

PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	27

Executive and Director Compensation (continued)

The following table sets forth executive compensation and governance policies and practices we have implemented to advance the objectives of our executive compensation program and to align our practices and policies with industry best practices.

Practice		PriceSmart Policy
Alignment of Compensation and Stockholder Returns	✓	A material proportion of the total target compensation opportunity of our Named Executive Officers is long-term equity incentive awards.
Stock Ownership Requirements	✓	All of our executive officers and outside directors are subject to stock ownership requirements.
Extended Vesting for Performance Stock Units	✓	PSUs vest over three years with a one-year performance period.
Clawback Policy	✓	All of our executive officers are subject to a compensation clawback policy.
Independent Compensation Consultant	✓	The Compensation Committee engages an independent compensation consultant that reviews and advises the Compensation Committee on executive compensation. The consultant performs services solely for the Compensation Committee.
Anti-Hedging and Pledging Policy	✓	We do not allow executive officers or directors to enter into any hedging or pledging transactions relating to our common shares.
No Excise Tax Gross-Ups	✓	We do not pay excise tax gross ups under our employment agreements in the event of a change in control.
No Pension Plans or SERPs	✓	We do not sponsor any qualified or non-qualified defined benefit plans or supplemental executive retirement plans (SERPs) for our executive officers.
No Guaranteed Bonuses or Salary Increases	✓	We do not guarantee salary increases or provide guaranteed bonuses to any of our executive officers.
No Evergreen Provision in 2013 Equity Incentive Plan	✓	The 2013 Equity Incentive Plan does not provide for automatic share additions during its term.

Compensation Determination Process

The Compensation Committee reviews and approves all compensation for our executive officers. In the case of the Chief Executive Officer, the Compensation Committee makes such approval after consulting with the Company’s Chairman of the Board. Each year the Compensation Committee relies on multiple data points to assess the competitiveness of our executive compensation program and the individual compensation of our executives. Information the Compensation Committee uses to perform this analysis includes:

•	The Company’s performance against its financial and operational goals;

•	The mix of short-term and long-term compensation in the form of cash and equity-based compensation achieved in the prior year;

•	A review of information on the competitive market, with input from the Compensation Committee’s independent consultant;

•	The anticipated level of complexity and responsibility assigned to the executives given the Company’s strategic objectives;

•	The expense to the Company of the proposed compensation for the following fiscal year relative to the Company’s budget; and

•	The dilution to stockholders from equity awards.

28	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Executive and Director Compensation (continued)

Use of Independent Compensation Consultant

For fiscal year 2022, the Compensation Committee retained the Rewards Solutions practice at Aon plc as its independent executive compensation consultant. The consultant had no other business relationship with the Company and received no payments from us other than the fees for services to the Compensation Committee. The consultant reported directly to the Compensation Committee. In July 2022, the Committee replaced Aon with Meridian Compensation Partners, LLC as its new compensation consultant. The Compensation Committee may replace the consultant or hire additional consultants at any time.

During fiscal year 2022, the scope of Aon’s engagement included:

•	Conducting a review of competitive market information for our executive officers, including our Chief Executive Officer, for use in determining fiscal year 2022 compensation levels;

•	Reviewing and commenting, as requested by the Compensation Committee, on our executive compensation programs and opportunities;

•	Advising the Compensation Committee regarding the selection of the executive pay peer group discussed below under the heading “– Peer Group”; and

•	Advising the Compensation Committee regarding performance-based components of our compensation program.

Aon made recommendations regarding compensation for our Chief Executive Officer and our other Named Executive Officers. After gathering this input and receiving these recommendations, the Compensation Committee determined the compensation of our Named Executive Officers.

The Compensation Committee believes that long-term compensation plays an important role in encouraging positive results through collaboration, aligning the compensation of the senior management team to stockholder returns and in retaining key executives. In particular, the Compensation Committee believes that the Chief Executive Officer’s compensation should be more heavily weighted towards long-term incentives as compared to other members of senior management given her greater ability to affect the results of the Company and the importance of retaining her services.

Elements of Compensation

The compensation of our Named Executive Officers consists of base salaries, cash bonuses and long-term, equity-based incentives in the form of restricted stock awards and performance stock units.

Base Salary. Base salaries for the Named Executive Officers were initially established either when they were hired into the position from outside the Company or as they were promoted to increasing levels of responsibility within the Company. Base salaries for the Named Executive Officers are generally established based on the scope of their responsibilities, level of experience and individual performance, taking into account both external competitiveness and internal equity considerations. While the goal for the base salary component is to compensate executives at a level that is competitive with the salaries of executives in comparable positions among our peer group, the Compensation Committee does not use a formulaic approach to set base salaries at a certain target percentile within the peer group. Instead, the Compensation Committee considers external market information only to confirm that its base salary determinations based on the other factors described above are competitive.

The Compensation Committee annually evaluates the base salary levels of the Named Executive Officers to ensure that there is consistency within the Company based upon scope of responsibility and also to ensure that the base salaries are appropriate relative to the peer companies listed below. In establishing changes to base salaries, the Compensation Committee may consider the overall financial condition of the Company but does not make changes to executive salaries based on the achievement of any particular financial criteria.

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Executive and Director Compensation (continued)

The following table shows base salaries for our Named Executive Officers for fiscal years 2021 and 2022 and the percent increase year-over-year.

Named Executive Officer	Fiscal Year 2021 Base Salary	Fiscal Year 2022 Base Salary		Percent Increase
Sherry Bahrambeygui	$1,200,000	$1,200,000		0.0%
Michael L. McCleary	566,500	610,000		7.7
John Hildebrandt	525,000	550,000	[1]	4.8
Francisco Velasco	566,500	615,000		8.6
Juan Ignacio Biehl	412,750	500,000		21.1
William Naylon[2]	625,000	650,000		4.0

[1]	In connection with his promotion to Chief Operating Officer, Mr. Hildebrandt’s base salary for fiscal year 2022 was increased to $650,000, effective May 1, 2022.
[2]	Mr. Naylon resigned by mutual agreement effective February 28, 2022.

Annual Cash Incentive Awards. Each of our Named Executive Officers participates in our annual cash incentive award program. The amount of the annual cash incentive award earned by Named Executive Officers is based on corporate performance and achievement of a pre-determined and measurable set of individual performance factors established at the beginning of the performance period. No annual cash incentive award based on corporate performance is earned if the Company does not meet the threshold performance goal.

Fiscal 2022 Target Bonuses

At the beginning of fiscal year 2022, the Compensation Committee set the target bonus amounts for fiscal year 2022 for each of our Named Executive Officers set forth in the following table.

Named Executive Officer	Target Bonus
Sherry Bahrambeygui	$1,800,000
Michael L. McCleary	244,000
John Hildebrandt	220,000	[1]
Francisco Velasco	246,000
Juan Ignacio Biehl	200,000
William Naylon	260,000

[1]	In connection with his promotion to Chief Operating Officer, Mr. Hildebrandt’s target bonus for fiscal year 2022 was increased to $260,000, subject to pro ration for his tenure in the position.

Fiscal 2022 Performance Measures

At the time of the budgeting process for fiscal year 2022, the pandemic and the severity of its impact on commercial, economic and social activities continued to be difficult to project. PriceSmart generates sales in multiple countries in emerging markets, with each country responding to the threat of COVID-19 in different ways. The Company experienced significant closures and restrictions beyond those we saw in the United States, and some of these restrictions, particularly in Trinidad, remained in place at the time of the budgeting process. As a result, the Company created its budget based on the information available at the time, with the expectation and hope that conditions would continue to improve in fiscal year 2022.

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Executive and Director Compensation (continued)

For fiscal year 2022, the Company used sales-based and operating income-based metrics for the corporate performance component of its annual incentive award program. For corporate performance up to target, the Company used percentage growth in Adjusted Total Revenues or Net Merchandise Sales on a constant currency basis (whichever grew more) and achievement of specified dollar values of Adjusted Operating Income as alternative corporate performance measures, with payments being based on the greater achievement under the two measures. The Compensation Committee selected growth in Adjusted Total Revenues or Net Merchandise Sales (Constant Currency) and achievement of specified levels of Adjusted Operating Income as alternative performance measures for annual cash incentive awards up to target levels for fiscal 2022 because they believed they represent key indicators of the strength of our operating results and incentivized the participants in our annual cash incentive award program to achieve strong revenue and earnings growth. In the case of performance above target, the Compensation Committee determined that payments under incentive awards should be derived solely from an allocation between the executives and the Company (for the benefit of the Company’s stockholders) of Adjusted Operating Income above the target level so that the relative interests of the executives and the stockholders would be readily apparent. Accordingly, the Compensation Committee determined that the Chief Executive Officer and certain other executives should share an over-achievement pool in an amount equal to 15% of Adjusted Operating Income above the targeted level of $167 million.

For Ms. Bahrambeygui, 50% of her annual cash incentive award was determined based on achievement in growth in Adjusted Total Revenues or Net Merchandise Sales on a constant currency basis (whichever grew more) and achievement of specified levels of Adjusted Operating Income, in the case of payments up to 100% of target, and achievement of Adjusted Operating Income above a threshold level, in the case of over-achievement annual cash incentive award opportunity, and 50% based on individual performance factors approved by the Compensation Committee. For our other executives, 80% of their annual cash incentive awards were determined based on achievement in growth in Adjusted Total Revenues or Net Merchandise Sales on a constant currency basis (whichever grew more) and achievement of specified levels of Adjusted Operating Income, in the case of payments up to 100% of target, and achievement of Adjusted Operating Income above a threshold level, in the case of over-achievement annual cash incentive award opportunity, and 20% based on individual performance factors set by the Chief Executive Officer and approved by the Compensation Committee.

At the beginning of fiscal year 2022, the Compensation Committee approved the performance criteria set forth below for payments of cash awards based on achievement in Adjusted Total Revenues, Net Merchandise Sales (Constant Currency) and Adjusted Operating Income. The tables set forth below show the payout levels as a percentage of target annual cash incentive award based on achievement within three bands of growth in Adjusted Total Revenues or Net Merchandise Sales (Constant Currency) and achievement within four bands of achievement of specified levels of Adjusted Operating Income. The Company applies linear extrapolation when performance falls within a band.

Growth in Adjusted Total Revenues or Net Merchandise Sales (Dollar amounts in millions)

	Minimum Level		Upper Level			Lower Year-over- Year Increase (%)	Upper Year-over- Year Increase (%)	Achievement Level (%)
	Adjusted Total Revenues ($)	Net Merchandise Sales (Constant Currency) ($)	Adjusted Total Revenues ($)		Net Merchandise Sales (Constant Currency) ($)
Target Bonus/PSUs	$3,821	$3,705	$	N/A	$N/A	7.0%	N/A%	Max payout-100%
Prorated Bonus/PSUs	3,714	3,602		3,821	3,705	4.0	7.0	50%-100%
Prorated Bonus/PSUs	3,678	3,567		3,714	3,602	3.0	4.0	25%-50%
No Bonus/PSUs	N/A	N/A		<3,678	<3,567	N/A	<3.0	No payout-0%

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Executive and Director Compensation (continued)

Achievement in Specified Levels of Adjusted Operating Income (Dollar amounts in millions)

	Lower Target ($)	Upper Target ($)		Achievement Level (%)
Overachievement for Bonus and PSUs	$167	$	N/A	100% + 15% of Adjusted Operating Income > $167
Target Bonus/PSUs	157		167	100%
Prorated Bonus/PSUs	153		157	50%-100%
Prorated Bonus/PSUs	150		153	25%-50%
No Bonus/PSUs	N/A		<150	0%

In the case of over-achievement incentives, the Compensation Committee reviewed peer company incentive awards above target to inform its determination of the appropriate allocation of the over-achievement pool. Based on that review, the Committee determined that the over-achievement pool should be distributed ratably among the CEO, our Executive Vice Presidents and certain Senior Vice Presidents who collectively comprise our “Action Task Force” or “ATF Team” based on their respective target annual cash incentive awards based on corporate performance and the initial grant date value of their performance stock units, or PSUs. The over-achievement incentives were payable partially in cash and partially in additional equity awards in the form of PSUs, with no cap on over-achievement cash payouts and additional PSUs. The over-achievement pool payable to the ATF Team was allocated between cash and additional PSUs based on the ratio of the ATF Team’s aggregate target annual cash incentive awards based on corporate performance to the aggregate initial grant date value of their PSU awards. Additional cash incentive awards are then allocated to the CEO and other members of the ATF Team in proportion to their respective target annual cash incentive awards based on corporate performance, and additional PSUs are allocated in proportion to their respective initial PSU awards.

“Adjusted Total Revenues” are measured as total revenues less revenues generated by the legacy businesses of our former Aeropost subsidiary, and growth in “Net Merchandise Sales (Constant Currency)” means growth in Net Merchandise Sales calculated on a constant currency basis. As used here, the term “constant-currency basis” refers to the calculation of revenues excluding the impact of foreign currency exchange rate fluctuations. We believe this measure provides a valuable means of evaluating period-to-period Net Merchandise Sales growth before the impact of foreign currency exchange issues that are outside our executive officers’ control. “Adjusted Operating Income” is measured as reported Operating income excluding revenues and expenses associated with the legacy businesses of our former Aeropost subsidiary, and, for purposes of determining Adjusted Operating Income above a specified threshold, including expenses associated with annual cash incentive awards and performance stock units, or PSUs, up to target amounts but excluding expenses associated with annual cash incentive awards and incremental PSUs payable with respect to achievement of such Adjusted Operating Income above such threshold. When calculating the amount of Adjusted Operating Income for overachievement purposes, any earned over-achievement annual cash incentives and PSUs are excluded. For fiscal year 2022, the Compensation Committee approved add backs to Adjusted Operating Income for discretionary bonuses described below, executive severance expense and a portion of the adverse impact to the Company’s operating income from markdowns and margin compression experienced in the third and fourth quarters of fiscal year 2022.

In our audited financial statements for the year ended August 31, 2022, Total revenues is the most directly comparable GAAP financial measure to Adjusted Total Revenues, and Net Merchandise Sales is the most directly comparable GAAP financial measure to Constant Currency Net Warehouse Sales, and Operating income is the most directly comparable GAAP financial measure to Adjusted Operating Income. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure is contained in Appendix A.

32	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Executive and Director Compensation (continued)

Fiscal 2022 Annual Cash Incentive Awards

To calculate the amount of the annual cash incentive awards earned under the 2022 annual cash incentive award plan up to target levels, if any, we first calculated Adjusted Total Revenues and Adjusted Operating Income. We then determined the highest payout level achieved under growth in Adjusted Total Revenues or Net Merchandise Sales (Constant Currency) (whichever grew more) or achievement of specified levels of Adjusted Operating Income. For fiscal year 2022, we achieved growth in Adjusted Total Revenues of 13.71% and growth in or Net Merchandise Sales (Constant Currency) of 16.10% and achieved Adjusted Operating Income of $178.6 million, all of which were greater than the performance levels required for payment 100% of the portion of each executive officer’s annual cash incentive award based on corporate performance, which was 80% of target for our executive officers other than Ms. Bahrambeygui and 50% of target for Ms. Bahrambeygui.

In the case of annual cash incentive award opportunities above target levels, the Chief Executive Officer and certain other executives shared an over-achievement pool in an amount equal to 15% of Adjusted Operating Income above the threshold of $167.0 million. Adjusted Operating Income for fiscal year 2022 was $178.6 million, resulting in a pool of $1,739,000, payable in part in cash and in part in additional performance stock units. We then distributed the pool to the Chief Executive Officer and members of the ATF Team in cash and performance stock units based on the allocation formulas described above.

For fiscal year 2022, the Compensation Committee established individual performance factors for the CEO and approved individual performance factors for the other Named Executive Officers that were recommended by the CEO. The Compensation Committee then confirmed achievement of each of the individual performance factors for each Named Executive Officer against the specific, measurable targets established for each goal. The Compensation Committee determined a weighted average achievement level for each Named Executive Officer up to 100% and multiplied the portion of such Named Executive Officer’s target bonus based on achievement of individual performance factors (50% in the case of the CEO and 20% in the case of the other Named Executive Officers) by such percentage to determine the amount to be paid.

The following table sets forth for fiscal 2022 the target bonus amount, the annual cash incentive award based on Company performance and the annual cash incentive award based on individual performance earned by each Named Executive Officer:

Named Executive Officer	Target Annual Cash Incentive Award		Company Performance up to Target	Individual Performance	Cash Portion of Company Over- Achievement	Total Annual Cash Incentive Award
Sherry Bahrambeygui	$1,800,000		$900,000	$900,000	$255,129	$2,055,129
Michael L. McCleary	244,000		195,200	48,800	55,335	299,335
John Hildebrandt	240,000	[1]	192,000	48,000	54,428	294,428
Francisco Velasco	246,000		196,800	49,200	55,788	301,788
Juan Ignacio Biehl	200,000		160,000	20,000	45,356	225,356
William Naylon[2]	260,000		260,000	N/A	N/A	260,000

[1]	Pro rated between former position and new position effective February 28, 2022.
[2]

Mr. Naylon’s Separation Agreement specified his eligibility for a bonus of $260,000, subject to the Company’s achievement of performance metrics previously established with respect to corporate performance for fiscal year 2022.

Fiscal 2022 Discretionary Bonuses

The Compensation Committee determined that our Chief Executive Officer and certain of our Executive Vice Presidents were deserving of an additional discretionary bonus for fiscal year 2022, in addition to the amounts earned under our annual cash incentive award program. The Compensation Committee awarded these bonuses due to exemplary performance and critical contributions, noting that the recipients’ hard work, commitment and leadership through extremely complex circumstances significantly contributed to the Company’s success. The Compensation Committee believed that the challenges faced by the

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Executive and Director Compensation (continued)

Company in fiscal year 2022 were unprecedented and determined to make the discretionary bonus payments in view of the Company’s performance in the face of those challenges. In doing so, the Compensation Committee did not determine to institute a program of regular discretionary bonus payments in the future. Payment of discretionary bonuses, if any, will be made in conformity with the compensation principles established by the Compensation Committee from time to time

The following table sets forth the discretionary bonuses for fiscal year 2022 earned by each Named Executive Officer:

Named Executive Officer	Discretionary Bonus
Sherry Bahrambeygui	$500,000
Michael L. McCleary	150,000
John Hildebrandt	125,000	[1]
Francisco Velasco	100,000
Juan Ignacio Biehl	100,000
William Naylon	N/A

[1]	Pro rated between former position and new position effective February 28, 2022.

The Compensation Committee also approved a cash bonus for Mr. Hildebrandt in the amount of $30,000 in recognition of his holding the Chief Operating Officer position in an acting capacity for the period of March 1, 2022 to April 30, 2022.

Long-Term Incentive Compensation and Performance-based Equity Compensation. We believe that long-term incentives for higher-level executives are consistent with the values and culture of the Company and therefore should be an integral and heavily weighted part of the overall executive compensation program. Direct linkages of executive pay with the Company’s stock price performance encourages and rewards an owner-operator mindset among the Company’s executives and incentivizes executives to take actions that generate long-term sustainable benefits to the Company.

PriceSmart uses restricted stock and performance stock units as long-term incentive vehicles because:

•	restricted stock and the related vesting period help attract and retain executives;

•

the value received by the recipient of an award of restricted stock or performance stock units is enhanced or reduced as our stock price increases or decreases; therefore, restricted stock and performance stock units promote teamwork and collaboration and enhance the executives’ incentives to increase the stock price consistent with stockholders’ interests; and

•

restricted stock and performance stock units help to provide a balance to the overall executive compensation program as restricted stock and performance stock units reward executives for increases in stockholder value over the longer term.

The Compensation Committee believes that restricted stock and performance stock units work together to provide the Company’s executives a competitive pay opportunity that focuses executives on maximizing stockholder value over the long term.

The Compensation Committee believes that the Company should make smaller annual grants of restricted stock vesting over a period of three years instead of larger, periodic grants vesting over five or more years, as the Company had done prior to 2017. In moving to annual awards, the Compensation Committee noted that moving to smaller, but more frequent, awards would give the Compensation Committee greater flexibility to adjust awards to take into account:

•	an individual’s value to the Company, including any extraordinary skills or characteristics which might warrant special consideration;

•	changes in external benchmarks;

•	changes in internal benchmarks, addressing morale and fairness issues;

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Executive and Director Compensation (continued)

•	an individual’s trend in compensation relative to changes in the financial performance of the Company; and

•	fiscal responsibility and appropriateness given the short- and long-term performance of the Company.

The Compensation Committee also noted that annual awards allow the Company to have better fiscal control of the compensation program; more easily allow for the implementation of pay-for-performance metrics; and help prevent hardship or windfall scenarios in the future.

In determining the number of shares of restricted stock and performance stock units to be granted to our Named Executive Officers, the Compensation Committee takes into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value, the value of restricted stock in relation to other elements of the individual executive’s total compensation and market competitive data. All awards of restricted stock and performance stock units to our executive officers are made by the Compensation Committee.

Fiscal Year 2022 Restricted Stock and Performance Stock Unit Awards

In September 2021 (fiscal year 2022), the Compensation Committee made grants of restricted stock and performance stock units, or PSUs, to the Named Executive Officers. The grants to these Named Executive Officers were comprised of approximately 2/3 restricted stock and 1/3 PSUs with a three-year vesting schedule. For our Named Executive Officers for fiscal year 2022, the number of shares underlying restricted stock awards and PSU awards at target levels are set forth below.

Named Executive Officer	Restricted Stock Awards	PSUs at Target
Sherry Bahrambeygui	52,405	26,202
Michael L. McCleary	5,240	2,621
John Hildebrandt	3,917	1,959
Francisco Velasco	5,240	2,621
Juan Ignacio Biehl	4,837	2,419
William Naylon	5,240	2,621

For fiscal year 2022, the Compensation Committee used the same corporate performance criteria for PSUs at target levels for all executive officers as it did for cash bonuses for executive officers — achievement within three bands of growth in Adjusted Total Revenues or Net Merchandise Sales (Constant Currency) and achievement within three bands of achievement of specified levels of Adjusted Operating Income. In the case of opportunities for PSU achievement above target levels, as noted above, the Chief Executive Officer and certain other executives share an over-achievement pool in an amount equal to 15% of Adjusted Operating Income above the threshold level of $167.0 million, payable partially in cash and partially in additional PSUs.

As noted above, for fiscal year 2022, we achieved growth in Adjusted Total Revenues of 13.71% and growth in or Net Merchandise Sales (Constant Currency) of 16.10% and achieved Adjusted Operating Income of $178.6 million, all of which were greater than the performance levels required for satisfaction of the performance criteria for 100% of each executive officer’s PSUs. In the case of opportunities for PSU achievement above target levels, as noted above, the executives earned an over-achievement pool of $1,739,000. This pool was allocated between cash awards and additional PSUs and allocated among the Chief Executive Officer and members of the ATF Team based on the allocation formulas described above. We then compared the dollar value of the portion of the over-achievement pool allocated to additional PSUs with the dollar value of PSUs earned at target to determine the over-achievement percentage. We then multiplied the number of shares covered by a PSU award by such percentage to determine the adjusted number of shares underlying each PSU award. There is no cap (other than limits on awards under the Company’s Amended and Restated 2013 Equity Incentive Award Plan) on over-achievement PSUs. Following satisfaction of performance targets, PSUs effectively become time-vested RSUs that vest over a three-year period from the date of the award.

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Executive and Director Compensation (continued)

For our Named Executive Officers for fiscal year 2022, the number of shares underlying PSUs at target performance plus the number of shares earned based on over-achievement performance are set forth below.

Named Executive Officer	Target Number of PSU Shares	PSU Shares based on Performance up to Target	Over-Achievement PSU Shares	Total PSU Shares
Sherry Bahrambeygui	26,202	26,202	7,428	33,630
Michael L. McCleary	2,621	2,621	743	3,364
John Hildebrandt	1,959	1,959	555	2,514
Francisco Velasco	2,621	2,621	743	3,364
Juan Ignacio Biehl	2,419	2,419	686	3,105
William Naylon	2,621	N/A	N/A	N/A

Our Named Executive Officers recognize taxable income from restricted stock and performance stock units when and as shares vest. On each vesting date, the Company repurchases a portion of the shares vesting on such vesting date from the participant to cover the tax obligations triggered by the vesting. The Company repurchases the shares at their fair market value on the date of vesting and pays this amount directly to the taxing authorities. The Company generally receives a corresponding tax deduction for compensation expense in the year of vesting, subject to limits on the deductibility of compensation in excess of $1.0 million paid to certain executives under Internal Revenue Code Section 162(m). The amount included in the participant’s wages upon such vesting, and, subject to Section 162(m), the amount we may deduct, is equal to the fair market value of a share of Common Stock on the date the shares vest, multiplied by the number of shares vesting.

Other Benefits. PriceSmart’s Named Executive Officers are eligible to participate in all of our employee benefit plans, such as our 401(k) plan and our medical, dental, vision, long and short-term disability and life insurance plans, in each case on the same basis as other employees. We also provide identity theft protection services for our executive officers. The Compensation Committee believes that these perquisites are no greater than competitors’ practices.

Peer Group

The Compensation Committee establishes individual executive compensation at levels the Compensation Committee believes are comparable with those of executives in other companies of similar size and stage of development operating in retail industries, taking into account our own strategic goals and our relative performance. The Compensation Committee utilized the Aon TCM (Total Compensation Measurement) Survey and additional competitive information provided by our compensation consultant.

PriceSmart is the largest operator of membership warehouse clubs in Latin America and the Caribbean. We are incorporated and headquartered in the U.S., but the large majority of our retail and operational footprint is international. The Company operates in 13 different countries and territories, each with unique characteristics and a variety of currencies, and tax and legal regimes, and sometimes in challenging geopolitical markets. We seek to maximize the value of PriceSmart membership to members by operating a low-margin model focused on providing the best possible value on high-volume products, which are tailored to a large and exclusively international member base. This requires our management team to focus on purchasing, supply chain and other operational efficiencies.

There are few publicly traded companies in the U.S. that have a similar profile to PriceSmart’s in terms of operating model, customer focus and geographic footprint. The complexities of our business show up in our daily operations in navigating different local and international laws, local customs and preferences, political changes and foreign currency conversions. We are not like many traditional retailers, which is evidenced to a degree by the fact that only three public companies in the U.S. – BJ’s

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Executive and Director Compensation (continued)

Wholesale Club, Petco and Grocery Outlet – name PriceSmart as a peer company in their proxies. The other most directly comparable company to PriceSmart is Costco, whose size relative to PriceSmart’s makes comparisons impractical for executive compensation purposes.

In developing a peer group for executive pay purposes, we started with a premise that a diverse set of US-based retailers and grocers would be most reflective – though not fully reflective – of our Company’s business focus and managerial complexity, as well as the market within which we compete for executive-level talent. In April 2021, the Compensation Committee, with advice from its independent executive compensation consultant, approved an executive pay peer group made up of 21 US-based retailers. Although each of the peer companies features at least one aspect of the Company’s business, the Compensation Committee noted that no single company identified as a peer has international operations, both brick and mortar and ecommerce sales, and a low-margin model focused on sourcing and selling products in high volumes. The Compensation Committee plans to review and adjust this peer group from time to time to ensure continuing relevance with our company size, the complexities associated with our international footprint, our mix of brick and mortar and ecommerce sales, our business strategy and our executive talent needs.

The executive pay peer group consists of the following companies:

Abercrombie and Fitch	Five Below	Sprouts Farmers Market
Big Lots	Fossil	StitchFix
BJ’s Wholesale Club	Fresh Del Monte Produce	The Andersons
Burlington Stores	Guess?	The Chefs’ Warehouse
Chewy	Ingles Market	ULTA
Dillard’s	Mercado Libre	Village Super Market
Designer Brands f/k/a DSW	Revlon	Weis Markets

These companies were identified based on the following criteria:

•	Consumer staples and consumer durables. The Compensation Committee assigned priority to companies in the consumer staples and consumer durables sectors.

•

Comparable scale by revenue and market capitalization. At the time the Compensation Committee established the peer group, the 21 companies reported annual revenue ranging roughly from 0.3x to 3.0x PriceSmart’s trailing twelve months revenue as of March 2021 of $3.4 billion and had market capitalizations of 0.3 to 3.0x PriceSmart’s 30-day average market capitalization of $3.0 billion as of March 12, 2021.

•

Comparable companies used by proxy advisors. In identifying the peer group, the Compensation Committee took note of the criteria proxy advisors will apply when determining their “Say on Pay” recommendations.

•

Sustainable growth. The Compensation Committee assigned priority to comparable companies that demonstrated opportunities for sustained growth in revenue and profitability without over- or under-extending.

•

Significant international presence. The peer group shows a preference for retailers and grocers with a strong international presence to reflect the complexities that PriceSmart faces in its international operations. PriceSmart’s international orientation is among the highest of its peer group at 100% of sales from outside the U.S.

•

Comparability to PriceSmart’s membership-based, club model. The Compensation Committee assigned priority to potential peers that have membership-based or loyalty-type programs. Consideration is also given to operating margins and the intensiveness of supply chain and logistics, more broadly.

•	Comparability in store format. Companies with larger store formats were prioritized over those retailers with more, but smaller, store formats.

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Executive and Director Compensation (continued)

This peer group for fiscal year 2022 compensation decisions is the same as the group the Compensation Committee used for fiscal year 2021 compensation decisions.

Aon also provided to the Compensation Committee published survey data capturing public cash and equity compensation data. Survey data is collected from the Aon TCM (Total Compensation Measurement) Survey with the following data cuts—retail-based organizations with revenues less than $15 billion. To determine market-competitive executive pay levels, Aon blended peer proxy data and broad survey data to create a competitive market composite.

For fiscal year 2022, as a part of its compensation program review process, the Compensation Committee assessed base salary, target annual cash incentive opportunity, target total cash compensation, annual long-term incentive delivery, retention analysis and the Company’s current aggregate equity usage compared to peer group and survey data. The Compensation Committee noted substantial variation between the compensation levels and pay mix of similarly situated executives, particularly when evaluating the competitiveness of the Company’s long-term incentive awards. After evaluating PriceSmart’s target pay opportunities against these external benchmarks, the Compensation Committee determined that salaries are competitive at market median (with some individual variation), annual cash incentive opportunity significantly lags the market for the Named Executive Officers other than the CEO (whose annual cash incentive opportunity falls between the 50th and 75th percentiles), long-term incentives are at the low end of the competitive market and total direct compensation (i.e., cash plus equity) is at the low end of the competitive market.

The Compensation Committee believes that for top executives, it is within the Company’s interest to recognize the complexities of the retail global market, and the extreme and unpredictable challenges faced by the Company not typically found in developed markets. These challenges and characteristics are not fully captured by any single company listed in our peer group. For global leadership roles where peer group data is available, total remuneration for average performance should be provided above the 50th percentile of the current peer group, and for top executive positions where peer group data is not available, above the 50th percentile of relevant market data will be utilized. Our compensation reflects that we need to draw and retain superior talent to address the complexities of our markets. Further, to the extent individual and company performance exceeds expectations, compensation should follow. For example, if top quartile performance is achieved, compensation should likewise be in the top quartile.

Compensation data for the peer group of companies and survey data are among only two of the many factors the Compensation Committee considers in setting compensation for PriceSmart’s Named Executive Officers, and actual compensation may vary based on the Compensation Committee’s review of other considerations, including the Company’s and the individual Named Executive Officer’s performance and the value to the Company of the executive’s leadership and other skills.

Severance and Change in Control Payments

We have entered into agreements that require us to make payments and/or provide benefits to our Named Executive Officers under specified circumstances in the event of a termination of their employment without cause, resignation for “good reason” or our providing notice of our intent not to renew the agreement at the end of the then-current term. Such severance benefits are designed to alleviate the financial impact of an involuntary termination through salary continuation and are intended to provide for a stable work environment. We believe that reasonable severance benefits for our Named Executive Officers are important because it may be difficult for our executive officers to find comparable employment within a short period of time following certain qualifying terminations.

We also provide for accelerated vesting of the time-based component of all equity awards for all employees in the event of a change in control as a means of reinforcing and encouraging the continued attention and dedication of our employees to their duties of employment without personal distraction or conflict of interest in circumstances which could arise from the occurrence

38	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Executive and Director Compensation (continued)

of a change in control. We believe that the interests of stockholders will be best served if the interests of our senior management are aligned with them, and providing these change-in-control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of stockholders.

The Company provides severance and change-in-control benefits because they are essential to help us fulfill our objectives of attracting and retaining key managerial talent. These agreements are intended to be competitive with those of similarly sized companies in our industry and company size and to attract and retain highly qualified individuals. While these arrangements form an integral part of the total compensation provided to these individuals and are considered by the Compensation Committee when determining executive officer compensation, the decision to offer these benefits did not influence the Compensation Committee’s determinations concerning other direct compensation or benefit levels.

Say-on-Pay Feedback from Stockholders

At our 2022 Annual Meeting of Stockholders, we sought an advisory vote from our stockholders regarding our executive compensation program and received a 91.0% favorable vote supporting the program, excluding abstentions and broker non-votes. For fiscal year 2022, the Compensation Committee considered the results of the advisory vote as part of its annual review of the compensation provided to our Named Executive Officers and other executives. The Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for the Company’s executive officers.

Stock Ownership Guidelines and Hedging and Pledging Prohibition

To further align executive and stockholder interests, we have adopted stock ownership guidelines for our executives and non-employee directors. The guidelines require our Chief Executive Officer to hold Common Stock with a value of at least five times his or her base salary and our other executive officers to hold Common Stock with a value of at least one times their respective base salaries. The guideline for non-employee directors is three times their annual cash compensation (excluding additional fees, if any, payable for service on any Board committee). Until such time as an executive or non-employee director satisfies the minimum ownership requirement set forth herein, such executive or non-employee directors is required to hold 50% of the equity awards granted by the Company on or after the date such executive or non-employee director becomes subject to these guidelines (“Covered Equity Awards”). All in-the-money vested stock options, unvested time-based restricted stock, unvested time-based restricted stock units, and performance awards for which performance criteria have been met but that remain subject to time-based vesting shall satisfy the stock ownership guidelines without reduction for any portion of an award that may be subject to forfeiture to satisfy tax withholding that may be triggered upon vesting. The guidelines do not restrict an executive or non-employee director’s sale of shares that he or she held prior to becoming subject to these guidelines or that the executive or non-employee director acquired in any manner other than through Covered Equity Awards; provided that an executive or non-employee director may, at his or her sole option, elect to have the Company take into account shares that he or she held prior to becoming subject to the guidelines or that he or she acquired in any manner other than through Covered Equity Awards.

After an executive or non-employee director satisfies the minimum ownership requirement as of a measurement date, he or she will be deemed to be in compliance with the stock ownership guidelines notwithstanding subsequent changes in the value of his or her shares. If an executive or non-employee director sells or otherwise disposes of any shares or receives an increase in compensation, his or her compliance will be re-evaluated at the end of the fiscal year. In addition, for purposes of determining the number of shares that may be sold in a fiscal year, an executive’s or non-employee director’s shares will be valued at the greater of the closing price on the last trading day of the last fiscal year and the closing price on the trading day prior to a proposed sale. If he or she has fallen under the required ownership level as of the end of the fiscal year, he or she can only sell 50% of any Covered Equity Awards (net of amounts required to satisfy any applicable tax obligations arising in connection with the exercise or vesting of any equity award) that vest once he or she has fallen under the required ownership level unless (i) he or she held

PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	39

Executive and Director Compensation (continued)

shares prior to becoming subject to these guidelines or he or she acquired shares in any manner other than pursuant to Covered Equity Awards and (ii) he or she elects to have such shares included in the compliance calculation to permit greater sales of Covered Equity Awards. Notwithstanding the foregoing, regardless of the state of their compliance with the applicable minimum ownership requirement, executives and non-employee directors may immediately sell shares (i) acquired upon the exercise of stock options for the limited purposes of paying the exercise price of the stock option, and (ii) to satisfy any applicable tax obligations arising in connection with the exercise or vesting of any equity award.

The Compensation Committee has the discretion to waive compliance with these guidelines on a case-by-case basis for any executive officer, and the Board of Directors has the discretion to waive compliance with these guidelines on a case-by-case basis for any non-employee director, who, due to his or her particular financial circumstances or other special circumstances, would incur a hardship by complying with these guidelines.

In addition to the minimum stock ownership requirements, we do not allow our executive officers or non-employee directors to enter into any hedging, pledging or monetization transactions involving our Common Stock.

Recoupment Policy

We adopted a Compensation Recoupment Policy effective as of September 19, 2017. The recoupment (or “clawback”) policy provides the Compensation Committee with broad discretion to recoup certain incentive awards made to the Company’s executive officers when it determines that (1) an executive engaged in serious misconduct or failed to supervise a subordinate employee who engaged in serious misconduct which the executive knew, or was reckless in not knowing, was occurring, and (2) such misconduct resulted in a material violation of law or a written Company policy that caused significant financial or reputational harm to the Company. This clawback policy is broader than current and expected regulatory requirements. The policy can be found on the Corporate Governance section of our website.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis required to be included in this Proxy Statement. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in our Proxy Statement.

The foregoing has been furnished by the Compensation Committee.

David R. Snyder

Jeffrey Fisher

Leon C. Janks

40	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Executive and Director Compensation (continued)

Executive Compensation

Summary of Compensation

The following table sets forth the compensation for fiscal year 2022 by any person who served as our Chief Executive Officer or Chief Financial Officer during the fiscal year, the three other most highly compensated executive officers who were serving as executive officers at August 31, 2022 and one other person for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer as of August 31, 2022. These persons are referred to as the Company’s “Named Executive Officers” elsewhere in this Proxy Statement.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Sherry Bahrambeygui
—Chief Executive Officer and President
	2022	$1,200,000	$500,000	$6,286,988	$2,055,129	$140,069(2)	$10,182,186
	2021	$1,200,000	—	$3,576,958	$2,692,603	$80,552(2)	$7,550,113
	2020	$925,000	$500,000	$3,718,415	$1,032,500	70,161(2)	6,246,076
Michael L. McCleary
—Executive Vice President and Chief Financial Officer(3)
	2022	610,000	150,000	628,723	299,335	33,411(4)	1,721,469
	2021	566,500	—	250,622	292,700	27,949(4)	1,137,771
	2020	371,754	150,000	804,235	106,500	25,705(4)	1,458,194
John Hildebrandt
—Executive Vice President and Chief Operating Officer
	2022	583,332	155,000	465,074	294,428	28,880(5)	1,526,713
	2021	525,000	—	225,123	271,258	25,372(5)	1,046,753
	2020	456,225	—	517,336	100,962	21,370(5)	1,095,893
Francisco Velasco
—Executive Vice President, Secretary and General Counsel
	2022	615,000	100,000	628,723	301,788	36,513(6)	1,682,024
	2021	566,500	—	433,132	292,700	25,858(6)	1,318,190
	2020	529,375	—	711,430	117,150	23,086(6)	1,381,041
Juan Ignacio Biehl
—Executive Vice President and Chief Technology Officer
	2022	461,490	100,000	580,335	225,356	13,703(7)	1,380,884
William J. Naylon
—Former Executive Vice President and Chief Operating Officer
	2022	325,000	—	628,723	260,000	646,667(8)	1,860,389
	2021	625,000	—	566,446	322,926	26,539(8)	1,540,911
	2020	577,500	—	881,882	127,800	28,573(8)	1,615,755
(1)

Represents the aggregate grant date fair value of the restricted stock awards and performance stock units granted to the Named Executive Officers in the relevant fiscal year in accordance with FASB Accounting Standards Codification ASC 718, “Share-Based Payment” (“ASC 718”).

(2)

For fiscal year 2022, includes dividend payments of $121,003 on unvested restricted stock awards and unvested performance share awards for which the performance criteria have been satisfied and 401(k) contributions made by the Company totaling $18,300. For fiscal year 2021, includes dividend payments of $58,024 on unvested restricted stock awards and unvested performance share awards for which the performance criteria have been satisfied and 401(k) contributions made by the Company totaling $17,400. For fiscal year 2020, represents dividend payments of $53,061 on unvested restricted stock awards and unvested performance share awards for which the performance criteria have been satisfied and 401(k) contributions made by the Company totaling $17,100.

PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	41

Executive and Director Compensation (continued)

(3)	Mr. McCleary was appointed interim Chief Financial Officer effective December 10, 2019 and became Chief Financial Officer effective April 1, 2020.
(4)

For fiscal year 2022, includes dividend payments of $13,185 on unvested restricted stock awards and unvested performance share awards for which the performance criteria have been satisfied and 401(k) contributions made by the Company totaling $18,300. For fiscal year 2021, includes dividend payments of $8,668 on unvested restricted stock awards and unvested performance share awards for which the performance criteria have been satisfied and 401(k) contributions made by the Company totaling $17,380. For fiscal year 2020, represents dividend payments of $5,556 on unvested restricted stock awards and unvested performance share awards for which the performance criteria have been satisfied and 401(k) contributions made by the Company totaling $20,149.

(5)

For fiscal year 2022, includes dividend payments of $10,251 on unvested restricted stock awards and unvested performance share awards for which the performance criteria have been satisfied and 401(k) contributions made by the Company totaling $18,300. For fiscal year 2021, includes dividend payments of $6,873 on unvested restricted stock awards and unvested performance share awards for which the performance criteria have been satisfied and 401(k) contributions made by the Company totaling $18,275. For fiscal year 2020, represents dividend payments of $7,995 on unvested restricted stock awards and unvested performance share awards for which the performance criteria have been satisfied and 401(k) contributions made by the Company totaling $13,375.

(6)

For fiscal year 2022, includes dividend payments of $17,079 on unvested restricted stock awards and unvested performance share awards for which the performance criteria have been satisfied and 401(k) contributions made by the Company totaling $18,782. For fiscal year 2021, includes dividend payments of $8,894 on unvested restricted stock awards and unvested performance share awards for which the performance criteria have been satisfied and 401(k) contributions made by the Company totaling $16,321. For fiscal year 2020, represents dividend payments of $7,561 on unvested restricted stock awards and unvested performance share awards for which the performance criteria have been satisfied and 401(k) contributions made by the Company totaling $15,525.

(7)	For fiscal year 2022, includes dividend payments of $13,703 on unvested restricted stock awards and unvested performance share awards for which the performance criteria have been satisfied.
(8)

For fiscal year 2022, includes severance payments of $325,000, an additional one-time payment of $200,000, a vacation payout of $78,450, other separation benefits of $13,512, dividend payments of $16,158 on unvested restricted stock awards and unvested performance share awards for which the performance criteria have been satisfied and 401(k) contributions made by the Company totaling $13,283. For fiscal year 2021, includes dividend payments of $13,573 on unvested restricted stock awards and unvested performance share awards for which the performance criteria have been satisfied and 401(k) contributions made by the Company totaling $12,642. For fiscal year 2020, represents dividend payments of $15,673 on unvested restricted stock awards and unvested performance share awards for which the performance criteria have been satisfied and 401(k) contributions made by the Company totaling $12,900.

42	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Executive and Director Compensation (continued)

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the fiscal year ended August 31, 2022 to the Named Executive Officers.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards:	Grant Date Fair Value Stock and Option ($)(2)
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares
Sherry Bahrambeygui
		N/A	$900,000	(3)	$900,000
		$225,000	$900,000	(4)	N/A	—
	9/29/2021(5)		—		—	6,551	26,202	N/A	—	$2,095,636
	9/29/2021(6)		—		—	—	—	—	52,405	4,191,352
Michael L. McCleary
		N/A	48,800	(3)	48,800
		$48,800	195,200	(4)	N/A
	9/29/2021(5)		—		—	655	2,621	N/A	—	209,628
	9/29/2021(6)		—		—		—	—	5,240	419,095
John Hildebrandt
		N/A	48,000	(3)	48,000
		$48,000	192,000	(4)(7)	N/A
	9/29/2021(5)		—		—	403	1,613	N/A		129,008
	9/29/2021(6)		—		—		—	—	3,225	257,936
	5/24/2002(5)		—		—	87	346	N/A	—	26,043
	5/24/2002(6)		—		—		—	—	692	52,087
Francisco Velasco
		N/A	49,200	(3)	49,200
		$49,200	196,800	(4)	N/A
	9/29/2021(5)		—		—	655	2,621	N/A	—	209,628
	9/29/2021(6)		—		—		—	—	5,240	419,095
Juan Ignacio Biehl
			20,000	(3)	20,000
		$20,000	160,000	(4)	N/A
	9/29/2021(5)		—		—	605	2,419	N/A	—	193,472
	9/29/2021(6)		—		—		—	—	4,837	386,863
William J. Naylon
			260,000(8)		N/A
	9/29/2021(5)		—		—	655	2,621	N/A	—	209,628
	9/29/2021(6)		—		—		—	—	5,240	419,095
(1)

The amounts in the columns under “Estimated Future Payouts under Non-Equity Incentive Plan Awards” represent our named executive officers’ threshold and target annual cash incentive awards for fiscal year 2022 for (i) individual performance and (ii) corporate performance up to target pursuant to the 2022 bonus plan. In accordance with Instruction 2 to Item 402(d) of Regulation S-K, we estimated the amounts the named executive officers would receive for fiscal year 2022 for corporate over-achievement performance assuming the previous fiscal year’s performance. Because fiscal year 2021 Adjusted Operating Income of $167.4 million was only slightly greater than the over-achievement threshold of $167.0 million, the amounts that would be shown for each officer would be de minimis. As a result, we have not included a “threshold” amount for the annual incentive based on over-achievement performance in the table. The annual cash incentive awards are further described in the “Elements of Compensation” section of the “Compensation Discussion and Analysis.” For fiscal year 2022, we achieved growth in Adjusted Total Revenues of 13.71% and growth in Net Merchandise Sales (Constant Currency) of 16.10% and achieved Adjusted Operating Income of $178.6 million, all of which were greater than the performance levels required for payment 100% of the portion of each executive

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Executive and Director Compensation (continued)

officer’s annual cash incentive award based on corporate performance. In the case of annual cash incentive award opportunities above target levels, the Chief Executive Officer and certain other executives shared an over-achievement pool in an amount equal to 15% of Adjusted Operating Income above the threshold of $167.0 million. Adjusted Operating Income for fiscal year 2022 was $178.6 million, resulting in a pool of $1,739,000, payable in part in cash and in part in additional performance stock units. We then distributed the pool to the Chief Executive Officer and members of the ATF Team in cash and performance stock units based on the allocation formulas described above under the heading “—Compensation Discussion and Analysis—Fiscal 2022 Annual Cash Incentive Awards.”
(2)

Represents the aggregate grant date fair value of the restricted stock awards and performance stock units granted to the Named Executive Officers in the relevant fiscal year in accordance with FASB Accounting Standards Codification ASC 718, “Share-Based Payment” (“ASC 718”).

(3)

Represents portion of annual cash incentive where payment is based on achievement of individual performance factors. Such payments are not subject to a threshold but are subject to a maximum equal to the target amount.

(4)

Represents portion of annual cash incentive where payment is based on achievement of corporate performance factors. Such payments are subject to a threshold equal to 25% of the target amount but are not subject to a maximum.

(5)

Award of performance stock units subject to vesting upon the Company’s achievement of revenue or operating income targets specified by the Compensation Committee for fiscal year 2022. For fiscal year 2022, the Compensation Committee used the same corporate performance criteria for PSUs at target levels for all executive officers as it did for cash bonuses for executive officers As noted above, for fiscal year 2022, we achieved growth in Adjusted Total Revenues of 13.71% and growth in Net Merchandise Sales (Constant Currency) of 16.10% and achieved Adjusted Operating Income of $178.6 million, all of which were greater than the performance levels required for satisfaction of the performance criteria for 100% of each executive officer’s PSUs. In the case of opportunities for PSU achievement above target levels, as noted above, the executives earned an over-achievement pool of $1,739,000. This pool was allocated between cash awards and additional PSUs and allocated among the Chief Executive Officer and members of the ATF Team based on the allocation formulas described above under the heading “—Compensation Discussion and Analysis—Fiscal Year 2022 Restricted Stock and Performance Stock Unit Awards.”

(6)	Award of restricted stock with time-based vesting.
(7)	Pro rated between former position and new position effective February 28, 2022.
(8)

Mr. Naylon’s Separation Agreement specified his eligibility for a bonus of $260,000, subject to the Company’s achievement of performance metrics previously established with respect to corporate performance for fiscal year 2022.

Employment Contracts

Chief Executive Officer

We previously entered into an employment agreement with Sherry Bahrambeygui, our Chief Executive Officer, but its terms have been largely superseded by a Separation Agreement with Waiver and Release of Claims dated December 9, 2022 detailing the terms of her separation from the Company. For more information about the Separation Agreement, see “—Severance and Change in Control Payments” below.

Other Executive Officers

The Company also has entered into employment agreements with each of its other executive officers that automatically renew each year unless either the Company or the executive provides at least 60 days’ notice that the Company or executive, as the case may be, wishes to terminate the agreement. Each employment agreement with our executive officers specifies the base salary in effect at the time the agreement was entered into and provides that the amount may be increased, but not decreased, at the Company’s discretion. The employment agreements state that the executive is eligible to participate in the Company’s bonus plan in effect at the time and to receive all other benefits offered to senior executives of the Company under the Company’s benefit practices and plans.

In addition to termination at the end of the term if one party elects to terminate the agreement, the executive may terminate his or her employment on 60 days’ prior written notice. The Company may terminate the executive’s employment with cause upon immediate notice or without cause upon 30 days’ prior written notice. In the event that (i) the Company terminates an executive’s employment without “cause”; (ii) upon termination due to an executive’s “disability”; (iii) the executive terminates his or her

44	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Executive and Director Compensation (continued)

employment for “good reason”; or (iv) the Company elects to cause the non-renewal of the employment agreement such that it expires at the end of its then-current term, subject to the executive providing a release to the Company, the executive will be entitled to:

•	payment of an amount equal to one times base salary then in effect, payable in 24 equal installments over a period of 12 months,

•	continued contribution of the premium cost for the executive’s and his eligible dependents’ participation in the Company’s group health plan for 12 months,

•	payment of any accrued but any unpaid bonus for year prior to termination and a pro rata bonus earned for the year of termination (payable when all other bonuses are paid).

Upon an executive’s death, the executive’s estate will be entitled to receive continued contribution of the premium cost for executive’s eligible dependents’ participation in the Company’s group health plan for 12 months and payment of any accrued but any unpaid bonus for any year prior to termination and a pro rata bonus for the year of termination (payable when all other bonuses are paid).

The employment agreements also contain confidentiality provisions, restrictions on solicitation of employees and interference with the Company’s customers and contracts, and other terms and conditions customary to executive employment agreements.

Equity Incentive Plan

Under the 2013 Equity Incentive Award Plan of PriceSmart, Inc., as amended (the “2013 Plan”), as of November 30, 2022, there were 312,754 shares of Common Stock subject to outstanding unvested restricted stock awards, 100,035 shares subject to outstanding restricted stock units, and 109,987 shares subject to outstanding performance stock units, and 362,838 shares of Common Stock were available for future grants.

The 2013 Plan provides that the Compensation Committee of the Board of Directors or a subcommittee thereof may grant or issue incentive stock options, non-qualified stock options, stock purchase rights, stock appreciation rights, restricted stock, deferred stock, dividend equivalents, performance awards, stock payments and other stock related benefits, or any combination thereof.

The 2013 Plan provides that in the event of a “Change in Control” or a “Corporate Transaction,” each as defined in the 2013 Plan, each outstanding award shall, immediately prior to the effective date of the Change in Control or Corporate Transaction, automatically become fully vested, exercisable or payable, as applicable, for all of the shares of Common Stock at the time subject to such award and, as applicable, may be exercised for any or all of those shares as fully vested shares of Common Stock, subject to prior achievement of vesting criteria in the case of performance stock units. In addition to the foregoing, in the event of termination of a plan participant’s service as a result of death or “disability,” any equity awards granted to such participant will, to the extent then unvested, automatically become fully vested, exercisable or payable, as applicable, for all of the shares of Common Stock at the time subject to such award and, as applicable, may be exercised for any or all of those shares as fully vested shares of Common Stock, subject to prior achievement of vesting criteria in the case of performance stock units.

The Retirement Plan of PriceSmart, Inc.

In 1998, the Company established a retirement plan. The retirement plan is designed to be a “qualified” plan under applicable provisions of the Internal Revenue Code of 1986, as amended, covering all employees, as defined in the retirement plan. Each year, participants may contribute up to 100% per pay period of their pre-tax annual compensation (as defined in the retirement plan) up to the maximum allowable by the Internal Revenue Code of 1986, as amended. Participants also may contribute

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Executive and Director Compensation (continued)

amounts representing distributions from other qualified plans. Effective January 1, 2011, the Plan was amended to replace the Company match with a discretionary contribution of 4% of the employee’s eligible compensation up to the IRS maximum allowed to all employees regardless of their own salary deferrals. Effective January 1, 2016, the Company began providing up to a 2% matching contribution to non-officer employees who contribute at least 1% of their eligible pay, and during fiscal year 2019 expanded the 2% matching contribution to officers who contribute at least 1% of their eligible pay. Although the Company has not expressed any intent to do so, the Company has the right under the retirement plan to discontinue its contributions at any time and to terminate the retirement plan, subject to the provisions of Employee Retirement Income Security Act of 1974, as amended. All participants in the retirement plan are immediately vested in their accounts and earnings thereon.

46	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Executive and Director Compensation (continued)

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards at August 31, 2022 with respect to the Named Executive Officers.

Name	Grant Date	Number of Shares of Stock That Have Not Vested (#)(1)	Market Value of Shares of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)(2)
Sherry Bahrambeygui
	9/27/2019	—	$—	4,759	$301,102
	10/12/2020	8,912	563,862	16,308	1,031,807
	9/29/2021	34,936	2,210,401	33,630	2,127,770
Michael L. McCleary
	3/6/2020	553	34,988	—	—
	4/1/2020	—	—	897	56,753
	10/12/2020	760	48,085	1,422	89,970
	9/29/2021	3,494	221,065	3,364	212,840
John Hildebrandt
	9/27/2019	—	—	726	45,934
	10/12/2020	1,225	77,506	1,096	69,344
	9/29/2021	2,150	136,031	2,072	131,095
	5/24/2022	461	29,167	442	27,965
Francisco Velasco
	9/27/2019	—	—	838	53,020
	10/12/2020	1,416	89,590	2,508	158,681
	9/29/2021	3,494	221,065	3,364	212,840
Juan Ignacio Biehl
	10/12/2020	1,436	90,856	3,653	231,125
	9/29/2021	3,224	203,982	3,105	196,453
William J. Naylon
	9/27/2019	—	—	1,580	99,967
	10/12/2020	0	0	666	42,138
	9/29/2021	0	0	875	55,361

(1)

Each restricted stock award is subject to certain accelerated vesting upon a change in control, as described under “—Equity Incentive Plans” above. The vesting schedule of shares of restricted stock with service-based vesting requirements, are presented in the table below.

Vesting Date	Sherry Bahrambeygui	Michael L. McCleary	John Hildebrandt	Francisco Velasco	Juan Ignacio Biehl	William J. Naylon
January 24, 2023	—	553	—	—	—	—
August 29, 2023	26,380	2,507	2,531	3,163	3,048	4,464
August 29, 2024	17,468	1,747	1,305	1,747	1,612	1,747
October 26, 2022	25,147	2,764	1,566	3,204	2,122	3,121
October 26, 2023	18,340	1,799	1,933	2,386	3,602	0
October 26, 2024	11,210	1,120	837	1,120	1,034	0

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Executive and Director Compensation (continued)

(2)	The market value is computed by multiplying the closing market price of the Company’s Common Stock ($63.27) on August 31, 2022 by the number of shares subject to stock award.
(3)	Awards of performance stock units.

The following table sets forth certain information with respect to the vesting of shares of restricted stock during the fiscal year ended August 31, 2022 with respect to the Named Executive Officers.

	Stock Awards

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Sherry Bahrambeygui	58,905	$4,053,071
Michael L. McCleary	9,433	670,147
John Hildebrandt	8,640	623,422
Francisco Velasco	9,853	702,050
Juan Ignacio Biehl	13,489	1,004,942
William J. Naylon	14,970	1,065,398
(1)	The value realized upon vesting of a stock award is calculated based on the number of shares vesting multiplied by the fair market value per share of the Common Stock on the vesting date.

Pension Benefits

Other than the Company’s retirement plan, which is described above, the Company does not have any plan that provides for payments or other benefits at, following, or in connection with, retirement for our Named Executive Officers.

Nonqualified Deferred Compensation

The Company does not have any plan that provides for deferred compensation.

Severance and Change in Control Payments

The following table summarizes the potential payments to each Named Executive Officer in two different potential scenarios: (1) a termination of the Named Executive Officer without cause and (2) a change in control without a termination of employment. The table assumes that the termination of employment or change in control occurred on August 31, 2022, the last business day of our last completed fiscal year. For purposes of estimating the value of accelerated vesting of equity awards to be received in the event of a change in control, the Company has assumed a price per share of its Common Stock of $63.27, which represents the closing market price of its Common Stock as reported on the Nasdaq Global Select Market on August 31, 2022 (the last trading day of fiscal year 2022).

Name	Severance upon Termination without Cause ($)(1)	Acceleration of Restricted Stock and PSUs upon Change in Control ($)(2)
Sherry Bahrambeygui	$3,255,129	$6,234,942	(3)
Michael L. McCleary	909,335	663,702	(4)
John Hildebrandt	894,428	517,042	(5)
Francisco Velasco	916,788	735,197	(6)
Juan Ignacio Biehl	725,356	722,416	(7)

48	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Executive and Director Compensation (continued)

(1)

Under the Named Executive Officer’s employment agreement, in the event of his or her termination other than for cause, death or disability, he or she will be entitled to payment of an amount equal to one times base salary then in effect, payable in 24 equal installments over a period of 12 months, plus a bonus for the fiscal year of the Company in which the termination occurs, prorated for the portion of such fiscal year that he or she is employed by the Company. The amount of the bonus, prior to proration, shall be contingent on attainment of the relevant annual bonus plan performance goals for the year.

(2)

Under the terms of our equity incentive award plans, vesting of all restricted stock awards, restricted stock units and performance stock units for which at least one of the performance criteria have been met will accelerate upon a change in control.

(3)

Includes 54697 performance stock units, valued for purposes of this table at $3460679, the vesting of which will accelerate upon a change in control only if one of the performance criteria has been met prior to the change in control.

(4)

Includes 5683 performance stock units, valued for purposes of this table at $359563, the vesting of which will accelerate upon a change in control only if one of the performance criteria has been met prior to the change in control.

(5)

Includes 4336 performance stock units, valued for purposes of this table at $274339, the vesting of which will accelerate upon a change in control only if one of the performance criteria has been met prior to the change in control.

(6)

Includes 6710 performance stock units, valued for purposes of this table at $424542, the vesting of which will accelerate upon a change in control only if one of the performance criteria has been met prior to the change in control.

(7)

Includes 6758 performance stock units, valued for purposes of this table at $427579, the vesting of which will accelerate upon a change in control only if one of the performance criteria has been met prior to the change in control.

On December 9, 2022, the Company and Ms. Bahrambeygui entered into a Separation Agreement with Waiver and Release of Claims detailing the terms of her separation from the Company. Pursuant to the Separation Agreement, and in consideration of Ms. Bahrambeygui’s execution and non-revocation of a release of claims in favor of the Company and her agreement to provide transition support and abide by certain restrictive covenants, Ms. Bahrambeygui will receive severance equal to $1,500,000, payable upon her separation; an annual cash incentive without proration at the target level of $2,250,000, payable upon her separation; and contribution by the Company of the Company’s portion of the premium cost of Ms. Bahrambeygui’s participation and that of her eligible dependents in the Company’s group health plan for a period of 18 months following her last day of employment or until she has secured other employment, whichever occurs first. In addition, subject to Ms. Bahrambeygui’s execution and non-revocation of a release of claims in favor of the Company and her continuing to provide the transition support and abide by certain restrictive covenants, Ms. Bahrambeygui will retain restricted stock awards and performance stock units covering a total of 97,122 shares of the Company’s common stock, 82,474 of which will vest immediately upon her separation and 14,648 of which will vest in October 2023. Vesting of performance stock units tied to fiscal year 2023 performance will vest at target levels without regard to satisfaction of the applicable performance criteria. Ms. Bahrambeygui will not be eligible for any increases in the number of shares covered by performance stock awards based on corporate performance above target levels for fiscal year 2023. For a period of two years following the date of her separation agreement, Ms. Bahrambeygui will be subject to customary customer and supplier non-solicitation and employee non-solicitation restrictions.

Director Compensation

Each non-employee director other than Mr. Price receives an annual retainer of $50,000 per year for serving on the Board of Directors. Mr. Price does not receive compensation for service as Chairman of the Board or as a member of any committee. Mr. Snyder received a pro rated portion of $35,000 for service as Vice Chair of the Board. The table set forth below describes additional compensation paid to directors for service as chairmen or members of committees.

PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	49

Executive and Director Compensation (continued)

Committee	Chair	Member
Audit	$45,000	$15,000
Compensation	25,000	10,000
Nominating/Corporate Governance	15,000	5,000
Finance	25,000	10,000
Real Estate	15,000	5,000
Executive	N/A	5,000
Digital Transformation	50,000	5,000
Environmental and Social Responsibility	15,000	5,000

Effective February 4, 2022, the Board of Directors granted to each non-employee director other than Mr. Price an award of restricted stock units under the 2013 Plan, with dividend equivalents thereon, covering a number of shares having a value equal to $145,000. To determine the number of shares covered by the new grants, the Board of Directors divided the dollar value of the award to be granted by the 30-trading-day average of the Company’s stock price prior to the grants. These awards will vest in full on January 31, 2023, subject to the non-employee director’s continued service on the Board of Directors on such vesting date. The vesting of all restricted stock units accelerates automatically upon a change in control.

Directors also receive reimbursement for travel expenses incurred in connection with their duties as directors.

The following table sets forth a summary of the compensation we paid or that was earned by our non-employee directors in the fiscal year ended August 31, 2022.

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	All Other Compensation(3)	Total
Jeffrey Fisher	$80,795	$139,510	$1,716	$222,021
Gordon Hanson	61,812	139,510	1,716	203,038
Beatriz V. Infante	136,555	139,510	1,716	277,781
Leon C. Janks	151,503	139,510	1,716	292,729
Patricia Márquez	67,863	139,510	1,716	209,089
Robert Price(4)	—	—	—	—
David R. Snyder	93,966	139,510	1,716	235,192
Edgar Zurcher	56,571	139,510	1,716	197,797
(1)	Represents the aggregate grant date fair value of the restricted stock unit award granted to the director on February 4, 2022 calculated in accordance with ASC 718.
(2)

The aggregate number of restricted stock unit awards outstanding at the end of fiscal year 2022 for each of the directors was as follows: Jeffrey Fisher 1,995; Gordon Hanson, 1,995; Beatriz V. Infante, 1,995; Leon C. Janks, 1,995; Patricia Márquez, 1,995; David R. Snyder 1,995; and Edgar Zurcher, 1,995.

(3)	Represents the amount paid to the director pursuant to dividend equivalents on such director’s unvested restricted stock units.
(4)	Effective May 1, 2012, Mr. Price declined further compensation for his services as a director.

50	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Executive and Director Compensation (continued)

Risk Assessment

Management assessed the Company’s compensation program for the purpose of reviewing and considering any risks presented by the Company’s compensation policies and practices that are likely to have a material adverse effect on the Company.

As part of that assessment, management reviewed the primary elements of our compensation program, including base salary, annual cash incentive awards and long-term equity compensation. Management’s risk assessment included a review of the overall design of each primary element of our compensation program and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to the Company.

Management also noted that we have adopted stock ownership guidelines for our executives and non-employee directors. Management believes the adoption of such guidelines further aligns the interests of our Chief Executive Officer, our other executive officers and our Board of Directors with those of our stockholders. Management also noted that the adoption of the Company’s Compensation Recoupment Policy provides the Compensation Committee with broad discretion to recoup certain incentive awards made to the Company’s executive officers in instances of material violations of law or a written Company policy by an executive officer or by a subordinate employee if the executive failed to supervise the subordinate, if the misconduct caused significant financial or reputational harm to the Company.

Following the assessment, management determined that the Company’s compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on the Company and reported the results of the assessment to the Compensation Committee.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of all our employees and the annual total compensation of our Chief Executive Officer, Sherry Bahrambeygui. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For fiscal year 2022, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our Company (other than our current Chief Executive Officer) was $9,775; and

•	the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table set forth above, was $10,182,186.

Based on this information, for fiscal year 2022, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees is estimated to be 1,042 to 1.

To identify the median of the annual total compensation of all our employees and determine the annual total compensation of our median employee and the annual total compensation of our Chief Executive Officer, we took the following steps:

1.	We identified the median employee using our employee population on August 31, 2021, the last day of fiscal year 2021. This population consisted of full-time employees and part-time employees.

2.

To identify the “median employee” from our employee population, we first determined the amount of each employee’s gross earnings (i.e., sum of base pay, cash bonus and equity compensation) as reflected in our payroll records for fiscal year 2021. We then identified our median employee from our employee population using this compensation measure, which was consistently applied to all our employees included in the calculation.

PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	51

Executive and Director Compensation (continued)

3.

Our median employee was a full-time cashier in one of our Costa Rica warehouse clubs. Absent significant changes in our employee population or compensation arrangements, SEC rules generally permit utilization of the same median employee for three years for purposes of the pay ratio analysis. However, the median identified employee in 2021 is no longer employed by the Company. As such, the rules permit us to replace the median employee with an employee whose compensation is substantially similar to that of the initially identified median employee in 2021. For our analysis in 2022, we chose a full-time cashier as of August 31, 2022 whose compensation was substantially similar to that of the median-identified employee in 2021. We combined all of the elements of our new median employee’s compensation for fiscal year 2022, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $9,775.

4.

With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our Summary Compensation Table for fiscal year 2022 for our Chief Executive Officer.

52	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Equity Compensation Plan Information

The following table sets forth the number and weighted-average exercise price of securities to be issued upon exercise or vesting of outstanding options, restricted stock units, warrants and rights, and the number of securities remaining available for future issuance under all of our equity compensation plans, at August 31, 2022. For more information regarding the Company’s equity compensation plans, please see “Compensation Discussion and Analysis—Equity Incentive Plans” above.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders
Options	—	N/A	—	(1)
Restricted stock, RSUs and PSUs	361,822	N/A	549,319
Equity compensation plans not approved by security holders	—	—	—

Total	361,822	N/A	549,319
(1)

Although the Company does not currently award options, the shares available for future issuance under the Company’s 2013 Equity Incentive Award Plan could be awarded as options, restricted stock, restricted stock units or other forms of equity incentive awards specified in the plan.

PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	53

Certain Transactions

Review and Approval of Related-Party Transactions

As set forth in the Audit Committee charter, the members of the Audit Committee, all of whom are independent directors, review and approve related-party transactions for which such approval is required under applicable law, including Securities and Exchange Commission and Nasdaq rules. In the course of its review and approval or ratification of a disclosable related-party transaction, the Audit Committee may consider:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters the Audit Committee deems appropriate.

Related Party Transactions

Relationships with Edgar Zurcher. Mr. Zurcher is also a director of a company that owns 40% of Payless ShoeSource Holdings, Ltd., which rents retail space from the Company. The Company recorded approximately $927,000 in rental income for this space during the fiscal year ended August 31, 2022. Additionally, Mr. Zurcher is a director of Molinos de Costa Rica S.A. The Company paid approximately $1.1 million for products purchased from this entity for the fiscal year ended August 31, 2022.

Relationships with Price Family Charitable Organizations. During the fiscal year ended August 31, 2022, the Company sold approximately $438,000 of supplies to Price Philanthropies Foundation. Robert Price, Chairman of the Company’s Board of Directors, is the Chairman of the Board and President of the Price Philanthropies Foundation. Sherry S. Bahrambeygui, a director and the Chief Executive Officer of the Company, serves as an independent director of the Board of the Price Philanthropies Foundation. Jeffrey R. Fisher, a director of the Company, serves as the Chief Financial Officer and as an independent director of the Board of the Price Philanthropies Foundation. David Price, a director and Vice President—Environmental and Social Responsibility of the Company, serves as an independent director of the Board of the Price Philanthropies Foundation.

54	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Proposal 2   Approval of the Compensation of the Named Executive Officers

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2011, or the Dodd-Frank Act, the Company’s stockholders are entitled to vote at the Annual Meeting to provide advisory approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or our Board of Directors.

Although the vote is non-binding, our Compensation Committee and Board of Directors appreciate the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions. As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to achieve growth in stockholder value. We urge stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The Compensation Committee and the Board of Directors believe that our executive compensation program fulfills these goals and is reasonable, competitive and aligned with our performance and the performance of our executives.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask that our stockholders vote “For” the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR the approval of the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise on the accompanying proxy card.

PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	55

Proposal 3  Approval of an Amendment to increase the number of shares of common stock available for the grant of awards under the Amended and Restated 2013 Equity Incentive Award Plan

We are asking our stockholders to approve an amendment of our Amended and Restated 2013 Equity Incentive Plan (referred to in this Proxy Statement as the “2013 Plan”), to increase the number of shares of Common Stock available for the grant of awards under the 2013 Plan by 750,000 shares, representing approximately 0.8% of our shares of Common Stock outstanding as of November 30, 2022. We believe equity compensation is a critical tool for employee motivation and retention. We are proposing the share increase to enable us to continue offering effective equity compensation to our employees. A copy of the proposed amendment is attached to this Proxy Statement as Appendix B.

Our Board of Directors approved the amendment of the 2013 Plan in December 2022, subject to stockholder approval. If approved by our stockholders, the amended 2013 Plan will become effective as of February 3, 2023.

Purpose and Background

The primary goal of the amendment to our 2013 Plan is to provide us with a sufficient reserve of Common Stock to offer appropriate incentives to our employees. Our equity program is a key component of our strategy to attract and retain key individuals, and the share requirements of our equity program have grown with our company. Accordingly, we strongly believe that amending the 2013 Plan is important to our future success.

If our stockholders approve the proposed amendment to the 2013 Plan, we would expect to have a sufficient number of shares of Common Stock available for issuance under the 2013 Plan to continue to provide equity-based incentive compensation through at least fiscal 2025. If our stockholders do not approve the 2013 Plan, as proposed to be amended, we may not have sufficient shares of Common Stock available for issuance under the 2013 Plan to fully execute our equity compensation program beyond fiscal 2023. We believe that such a lack of available equity would materially limit our ability to attract, retain and motivate individuals integral to achieving our business goals and objectives and place us at a competitive disadvantage.

Each year, the Compensation Committee of our Board of Directors and our management review our overall compensation strategy and determine the allocations of cash and equity compensation in light of our pay for performance philosophy. We continue to believe that equity compensation is critical in motivating key employees and that it effectively aligns employee compensation with stockholder interests. On January 22, 2013, the Company adopted the 2013 Plan and agreed not to issue any additional awards under prior plans. The 2013 Plan is the sole available plan for granting discretionary equity compensation to our employees. If the amended 2013 Plan is not approved and we are unable to grant equity compensation in the future, we may need to consider other compensation alternatives, such as increasing cash compensation.

While we do not have a specific plan for the use of the current or proposed shares available for grants, the Compensation Committee and the full Board of Directors from time to time makes awards to executives, employees, consultants and directors, consistent with our overall compensation program. The Compensation Committee considered the past grants of stock awards in recommending this increase to our Board of Directors. The amount and timing for future grants is not currently known.

In addition to utilizing competitive market data as described herein relative to determining our Named Executive Officers’ compensation program and compensation levels, the Compensation Committee received information from its independent compensation consultant indicating that the total number of shares available for grants (inclusive of the proposed new 750,000 shares) as a percentage of the total number of shares outstanding for the Company was below that of its peer companies identified above under “—Compensation Discussion and Analysis — Peer Group.” This information was considered by the Compensation Committee and our Board of Directors in their determination that the amount of share increase was not excessive.

We recognize that equity awards dilute existing stockholders. In reaching our conclusion as to the appropriate number of shares of Common Stock to seek to add to the 2013 Plan in this proposal, we reviewed, among other things, our burn rate. Burn rate

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Proposal 3  Approval of an Amendment to increase the number of shares of common stock available for the grant of awards under the Amended and Restated 2013 Equity Incentive Award Plan (continued)

measures how rapidly a company is depleting its shares reserved for equity compensation and is commonly used by investors and proxy advisory firms to evaluate proposals relating to equity compensation plans.

Our average burn rate over the three years ended August 31, 2022 (calculated as restricted stock, restricted stock units and performance stock units granted under the 2013 Plan, divided by our Common Stock issued and outstanding) is approximately 0.8%.

Our average burn rate over the three years ended August 31, 2022 is generally consistent with similarly sized companies in our industry and is below the industry benchmark published by a major proxy advisory firm indicating an excessive burn rate.

The potential dilution resulting from issuing the aggregate number of shares of Common Stock that would be available for issuance under the 2013 Plan upon approval of this proposal (i.e., the approximately 362,828 shares currently remaining for issuance plus the additional 750,000 shares requested for issuance) and taking into account outstanding awards, would be 3.5% on a fully diluted basis.

For more information concerning the number of shares of Common Stock available for issuance under the 2013 Plan and the outstanding awards under the 2013 Plan, see “— Description of the 2013 Plan” and “EXECUTIVE OFFICER AND DIRECTOR COMPENSATION — Executive Compensation — Equity Incentive Plan,” respectively.

Key Features of the 2013 Plan

We note that our 2013 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:

•

Stockholder approval required for additional shares. The 2013 Plan does not contain an annual “evergreen” provision that provides for automatic increases of shares on an ongoing basis. The 2013 Plan instead authorizes a fixed number of shares, and stockholder approval is required for any increase in the number of shares.

•

No discounted stock options or stock appreciation rights. The 2013 Plan requires that stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our Common Stock on the date of grant.

•

Repricing not allowed. The 2013 Plan expressly prohibits the repricing of equity awards — including the cancellation and re-grant of outstanding equity awards — without prior stockholder approval. The 2013 Plan also expressly prohibits us from buying out stock options whose exercise price exceeds the fair market value of our Common Stock, often referred to as underwater options, for cash, without stockholder approval.

•	Ten-year term. All stock options and stock appreciation rights granted under the 2013 Plan have a term of no more than ten years, thereby limiting the potential for unproductive overhang.

•

Limitations on Dividends and Dividend Equivalents. As determined by our Board of Directors, dividends and dividend equivalent rights may accrue with respect to awards other than stock options or stock appreciation rights granted under the 2013 Plan, but to the extent that any awards are subject to performance vesting, no dividends or dividend equivalents may be paid out or settled unless and until, and then only to the extent that, the applicable underlying award vests. Further, neither stock options nor stock appreciation rights granted under the 2013 Plan may provide for any dividends or dividend equivalents thereon.

New Plan Benefits and Historical Grant Information

No awards have been granted or promised with respect to the additional 750,000 shares requested. Awards under our 2013 Plan are made at the discretion of our Board of Directors, the Compensation Committee or by our Chief Executive Officer

PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	57

Proposal 3  Approval of an Amendment to increase the number of shares of common stock available for the grant of awards under the Amended and Restated 2013 Equity Incentive Award Plan (continued)

pursuant to delegated authority and are therefore not determinable at this time. The following tables set forth detailed information about our historical equity compensation practices.

Since the adoption of the 2013 Plan, we have granted restricted stock units, restricted stock awards and performance stock units. As of the November 30, 2022, there were (i) 312,754 outstanding unvested restricted stock awards, (ii) 100,035 outstanding restricted stock units, and (iii) 109,987 outstanding performance stock units under the 2013 Plan. The following table sets forth all Awards granted to each of our Named Executive Officers and the groups identified below since the adoption of the 2013 Plan through November 30, 2022. Amounts in the table represent awards only and do not take into any subsequent forfeitures, terminations, cancelations or repurchases of awards.

Name and Principal Position	Restricted Stock Awards	Restricted Stock Units	Performance Stock Units
Sherry Bahrambeygui	260,792		94,257
—Chief Executive Officer and President
Michael McCleary	28,577		10,198
—Executive Vice President and Chief Financial Officer
John Hildebrandt	32,639		9,047
—Executive Vice President and Chief Operating Officer
Francisco Velasco	38,959		13,762
—Executive Vice President, Secretary and General Counsel
Juan Ignacio Biehl		27,505	18,586
—Executive Vice President and Chief Technology Officer
William J. Naylon	54,440		11,892
—Former Executive Vice President and Chief Operating Officer
All executive officers as a group (17 persons)	721,173	52,920	209,546
All directors who are not executive officers as a group (10 persons)		62,898
All employees, including all current officers who are not executive officers, as a group	363,076	235,941	18,856

Description of the 2013 Plan

General

Equity-based compensation has been an important component of our compensation programs. The Compensation Committee of the Board of Directors believes that our capacity to grant equity-based compensation has been a significant factor in our ability to achieve our growth objectives and enhance stockholder value. The 2013 Plan was originally adopted on January 22, 2013. The principal features of the 2013 Plan, as amended, are summarized below, but the summary is qualified in its entirety by reference to the 2013 Plan itself.

Purpose

The purpose of the 2013 Plan is to promote our success by linking the individual interests of our employees and other service providers to those of our stockholders and by providing such individuals with an incentive for outstanding performance to enhance returns to our stockholders. The 2013 Plan is further intended to provide the Company flexibility in our ability to motivate, attract, and retain the services of our employees and other service providers upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent.

Size of the Share Pool

Under the 2013 Plan, as of November 30, 2022, there were 312,754 shares of Common Stock subject to outstanding unvested restricted stock awards, 100,035 shares subject to outstanding restricted stock units, and 109,987 shares subject to

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Proposal 3  Approval of an Amendment to increase the number of shares of common stock available for the grant of awards under the Amended and Restated 2013 Equity Incentive Award Plan (continued)

outstanding performance stock units, and 362,828 shares of Common Stock were available for future grants. The number of shares reserved for issuance under the 2013 Plan will be increased during the term of the 2013 Plan by the number of shares relating to awards outstanding under the 2013 Plan or any of the Prior Plans (as defined below) that expire, or are forfeited, terminated, cancelled or repurchased, or are settled in cash in lieu of shares. For more information regarding the shares available for issuance under the 2013 Plan see “—Shares Available and Limitations on Awards” below. “Prior Plans” means, collectively, The 1998 Equity Participation Plan of PriceSmart, Inc., The 2001 Equity Participation Plan of PriceSmart, Inc. and The 2002 Equity Participation Plan of PriceSmart, Inc.

Compensation and Governance Best Practices

The 2013 Plan reflects a broad range of compensation and governance best practices, with some of the key features of the 2013 Plan as follows:

•

Limitations on Grants. The maximum number of shares of our Common Stock that may be subject to one or more awards granted to any participant pursuant to the 2013 Plan during any fiscal year is 150,000. However, this number may be adjusted to take into account equity restructurings and certain other corporate transactions as described below. The maximum amount that may be paid in cash to any participant during any fiscal year pursuant to awards granted under the 2013 Plan is $5,000,000.

•

No Repricing or Replacement of Options or Stock Appreciation Rights. The 2013 Plan prohibits, without stockholder approval: (1) the amendment of options or stock appreciation rights to reduce the exercise price, and (2) the replacement of an option or stock appreciation right with cash or any other award when the price per share of the option or stock appreciation right exceeds the fair market value of the underlying shares, except with respect to any Substitute Award (as defined in “Shares Available and Limitations on Awards” below).

•

No In-the-Money Option or Stock Appreciation Right Grants. The 2013 Plan prohibits the grant of options or stock appreciation rights with an exercise or base price less than 100% of the fair market value of our Common Stock on the date of grant.

•

Independent Administration. The Compensation Committee of the Board of Directors administers the 2013 Plan, and only the Compensation Committee may make grants of awards to persons who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and persons who are “covered employees” within the meaning of Section 162(m) of the Code. The Compensation Committee may delegate to a committee of one or more members of the Board or one or more officers of the Company.

Administration

The 2013 Plan is administered by the Compensation Committee of the Board of Directors, which may delegate its duties and responsibilities to delegate to a committee of one or more members of the Board or one or more officers of the Company for awards to certain non-executive employees, subject to certain limitations that may be imposed under applicable law or regulation, including Section 162(m) of the Code, Section 16 of the Exchange Act, and/or stock exchange rules, as applicable. The full Board of Directors administers the 2013 Plan with respect to awards to non-employee directors. The Compensation Committee, or the Board of Directors, as applicable, is referred to as the “Administrator” of the 2013 Plan. The Administrator has the authority to grant and set the terms of all awards under, make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2013 Plan, subject to its express terms and conditions.

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Proposal 3  Approval of an Amendment to increase the number of shares of common stock available for the grant of awards under the Amended and Restated 2013 Equity Incentive Award Plan (continued)

Eligibility

All of our employees and consultants, and employees and consultants of our subsidiaries and affiliates, and members of the Board of Directors, are eligible to receive awards under the Plan. As of November 30, 2022, the persons who are eligible to participate in the 2013 Plan were seven non-employee directors (excluding our Chairman who does not accept compensation for his service), approximately 11,066 employees and approximately five consultants of the Company and its subsidiaries and affiliates.

Shares Available and Limitations on Awards

As amended, the 2013 Plan would authorize the issuance of an aggregate number of shares of our Common Stock equal to the sum of (1) 1,850,000 shares, plus (2) any shares of our Common Stock that are available for issuance under the Prior Plans as of the effective date of the 2013 Plan, plus (3) any shares of our Common Stock that are subject to awards under the Prior Plans as of the effective date of the 2013 Plan that become available for future grants of awards under the 2013 Plan pursuant to its terms following the effective date of the 2013 Plan. The number of shares reserved for issuance under the 2013 Plan increases during the term of the 2013 Plan by the number of shares relating to awards outstanding under the 2013 Plan or any of the Prior Plans that expire, or are forfeited, terminated, cancelled or repurchased, or are settled in cash in lieu of shares; however, in no event will more than an aggregate of 2,216,867 shares of our Common Stock be issued under the 2013 Plan. As of November 30, 2022, the 2013 Plan (prior to taking into account the proposed amendment) provided for the issuance of up to 1,466,867 shares (including shares originally authorized for issuance under the Prior Plans), with 522,776 shares subject to outstanding and unvested restricted stock awards, restricted stock units and performance stock units and 362,828 shares remaining available for future grants.

If (1) any award under the 2013 Plan or the Prior Plans is forfeited or expires or such award is settled for cash, (2) any shares subject to an award under the 2013 Plan or the Prior Plans are forfeited by the holder or repurchased by us, (3) any shares are tendered or withheld to satisfy the grant or exercise price or any tax withholding obligation with respect to an award under the 2013 Plan or the Prior Plans, or (4) any shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on its exercise, then the shares subject to such award may, to the extent of such forfeiture, expiration, cash settlement, repurchase, tender or withholding, be used again for new grants under the 2013 Plan. An award of dividend equivalents providing for cash payments in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2013 Plan.

Awards granted under the 2013 Plan by the Company upon the assumption of, or in substitution for, outstanding equity awards previously granted by another company or entity in connection with a corporate transaction between the Company and such company or entity, such as a merger, combination, consolidation or acquisition of property or stock (but not awards made in connection with the cancellation and repricing of an option or stock appreciation right), each a “Substitute Award,” will not reduce the shares authorized for grant under the 2013 Plan. Additionally, in the event that a company acquired by the Company or any of its subsidiaries or affiliates or with which we or any of our subsidiaries or affiliates combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan may be used for awards under the 2013 Plan and will not reduce the shares authorized for grant under the 2013 Plan, absent the acquisition or combination, and will be made only to individuals who were not employed by or providing services to the Company or any of its subsidiaries or affiliates immediately prior to such acquisition or combination.

The shares of our Common Stock covered by the 2013 Plan may be shares in treasury, authorized but unissued shares, or shares purchased in the open market.

60	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Proposal 3  Approval of an Amendment to increase the number of shares of common stock available for the grant of awards under the Amended and Restated 2013 Equity Incentive Award Plan (continued)

Awards

The 2013 Plan provides for the grant of ISOs, non-qualified stock options, stock appreciation rights, restricted stock units, restricted stock, performance awards, dividend equivalents, and stock payments.

Stock options, including ISOs, as defined under Section 422 of the Code, and non-qualified stock options may be granted pursuant to the 2013 Plan. Only our employees may be granted ISOs under the 2013 Plan. The option exercise price of all stock options granted pursuant to the 2013 Plan will not be less than 100% of the fair market value of our Common Stock on the date of grant. In general, the fair market value shall be the closing sales price for a share of our Common Stock as quoted on the principal securities market on which shares of our Common Stock are traded on the trading day preceding the date of grant. Stock options may vest and become exercisable as determined by the Administrator, but in no event may a stock option have a term extending beyond the tenth anniversary of the date of grant. ISOs granted to any person who owns, as of the date of grant, stock possessing more than ten percent of the total combined voting power of all classes of our stock, however, shall have an exercise price that is not less than 110% of the fair market value of our Common Stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be ISOs are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as Section 422 of the Code provides. Generally, an option may be exercised only while such person remains an employee or non-employee director of the Company or one of our subsidiaries or affiliates or for a specified period of time (up to the remainder of the award term) following the holder’s termination of service with the Company or one of its subsidiaries or affiliates.

Stock appreciation rights may be granted pursuant to the 2013 Plan. A stock appreciation right entitles its holder, upon exercise of all or a portion of the stock appreciation right, to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise or base price per share of the stock appreciation right from the fair market value at the time of exercise of the stock appreciation right by the number of shares with respect to which the stock appreciation right has been exercised, subject to any limitations imposed by the Administrator. The exercise or base price per share subject to a stock appreciation right will be set by the Administrator, but may not be less than 100% of the fair market value on the date the stock appreciation right is granted. The Administrator determines the period during which the right to exercise the stock appreciation right vests in the holder, but in no event may a stock appreciation right have a term extending beyond the tenth anniversary of the date of grant. Payment pursuant to the stock appreciation right awards may be in cash, shares, or a combination of both, as determined by the Administrator. Generally, a stock appreciation right may be exercised only while such person remains an employee or non-employee director of the Company or one of our subsidiaries or affiliates or for a specified period of time (up to the remainder of the award term) following the holder’s termination of service with the Company or one of our subsidiaries or affiliates.

Restricted stock units may be granted pursuant to the 2013 Plan. A restricted stock unit award provides for the issuance of our Common Stock at a future date upon the satisfaction of specific conditions set forth in the applicable award agreement. The Administrator will specify the dates on which the restricted stock units will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on achieving one or more of the performance criteria listed below, or other specific criteria, including service to the Company or any of its subsidiaries or affiliates. Restricted stock units generally will be forfeited, and the underlying shares of our Common Stock will not be issued, if the applicable vesting conditions are not met. The Administrator will specify, or permit the restricted stock unit holder to elect, the conditions and dates upon which the shares underlying the vested restricted stock units will be issued (subject to compliance with the deferred compensation requirements of Section 409A of the Code). Restricted stock units may be paid in cash, shares, or both, as determined by the Administrator. Restricted stock units may constitute, or provide for a deferral of, compensation subject to Section 409A of the Code, and there may be certain tax consequences if the requirements of Section 409A of the Code are not met.

PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	61

Proposal 3  Approval of an Amendment to increase the number of shares of common stock available for the grant of awards under the Amended and Restated 2013 Equity Incentive Award Plan (continued)

Restricted stock awards may be granted pursuant to the 2013 Plan. A restricted stock award is the grant of shares of our Common Stock at a price determined by the Administrator, if any, to be paid by the holder to the Company with respect to any restricted stock award, with cash, services or any other consideration that the Administrator deems acceptable, subject to the requirements of law. Restricted stock generally may be repurchased by the Company at the original purchase price (or less), if any, or forfeited, if the vesting conditions and other restrictions are not met. Conditions may be based on continuing service to the Company or any of its subsidiaries or affiliates or achieving one or more of the performance criteria listed below, or other specific criteria. During the period of restriction, participants holding shares of restricted stock have full voting and dividend rights with respect to such shares unless otherwise provided by the Administrator. In addition, with respect to a share of restricted stock with performance-based vesting, dividends that are paid prior to vesting shall be paid out only to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of restricted stock vests unless otherwise provided by the Administrator.

Dividend equivalents may be granted pursuant to the 2013 Plan, except that no dividend equivalents may be payable with respect to options or stock appreciation rights pursuant to the 2013 Plan. A dividend equivalent is the right to receive the equivalent value of dividends paid on shares of the Company’s Common Stock. Dividend equivalents may be granted by the Administrator resulting in a cash payment at or about the time a dividend payment is paid to stockholders. Dividend equivalents with respect to an award with performance-based vesting that are based on dividends paid prior to vesting shall be paid out only to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests unless otherwise provided by the Administrator.

Stock payments may be granted pursuant to the 2013 Plan. A stock payment is a payment in the form of shares of the Company’s Common Stock. The number or value of shares of any stock payment will be determined by the Administrator and may be based on continuing service with the Company or any of its subsidiaries or affiliates or achieving one or more of the performance criteria listed below, or other specific criteria determined by the Administrator. Except as otherwise determined by the Administrator, shares underlying a stock payment that is subject to a vesting schedule or other conditions set by the Administrator will not be issued until those conditions have been satisfied. Stock payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards.

Payment Methods

The Administrator will determine the methods by which payments by any award holder with respect to any awards granted under the 2013 Plan may be paid and the form of such payment, including, without limitation: (1) cash or check; (2) shares of the Company’s Common Stock issuable pursuant to the award or held for such period of time as may be required by the Administrator to avoid adverse accounting consequences and having a fair market value at the time of delivery equal to the aggregate payments required; (3) other property acceptable to the Administrator (including through the delivery of a notice that the award holder has placed a market sell order with a broker with respect to shares of the Company’s Common Stock then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale); or (4) any other form of legal consideration acceptable to the Administrator. However, no participant who is a member of the Board of Directors or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to make payment with respect to any awards granted under the 2013 Plan, or continue any extension of credit with respect to such payment, in any method that would violate the prohibitions on loans made or arranged by the Company as set forth in Section 13(k) of the Exchange Act. Only whole shares of Common Stock may be purchased or issued pursuant to an award.

62	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Proposal 3  Approval of an Amendment to increase the number of shares of common stock available for the grant of awards under the Amended and Restated 2013 Equity Incentive Award Plan (continued)

Transferability

Except as otherwise provided by the Administrator in accordance with the Plan, no award under the 2013 Plan may be transferred other than by will or the laws of descent and distribution, or, subject to the consent of the Administrator, pursuant to a domestic relations order. No award shall be liable for the debts or contracts of the holder or his successors in interest or shall be subject to disposition by any legal or equitable proceedings. During the lifetime of the holder of an award granted under the 2013 Plan, unless it has been disposed of pursuant to a domestic relations order, only such holder may exercise such award. After the holder’s death, any exercisable portion of an award may be exercised by his personal representative or any person empowered to do so under such holder’s will or the then-applicable laws of descent and distribution until such portion becomes unexercisable under the 2013 Plan or the applicable award agreement.

Forfeiture, Recoupment and Clawback Provisions

Pursuant to its general authority to determine the terms and conditions applicable to awards under the 2013 Plan, the Administrator shall have the right to provide, in an award agreement or otherwise, that an award shall be subject to the provisions of any recoupment or clawback policies implemented by the Company, including, without limitation, any recoupment or clawback policies adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

Adjustment Provisions

If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of the Company’s assets to stockholders, or any other change affecting the shares of the Company’s Common Stock or the share price of the Company’s Common Stock other than an equity restructuring (as defined in the 2013 Plan), the Administrator will make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such change with respect to (1) the aggregate number and type of shares that may be issued under the 2013 Plan (including, but not limited to, adjustments of the number of shares available under the plan and the maximum number of shares that may be subject to one or more awards to a participant pursuant to the 2013 Plan during any fiscal year), (2) the number and kind of shares, or other securities or property, subject to outstanding awards, (3) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto), and (4) the grant or exercise price per share for any outstanding awards under the 2013 Plan. If there is any equity restructuring, (1) the number and type of securities subject to each outstanding award and the grant or exercise price per share for each outstanding award, if applicable, will be proportionately adjusted, and (2) the Administrator will make proportionate adjustments to reflect such equity restructuring with respect to the aggregate number and type of shares that may be issued under the 2013 Plan (including, but not limited to, adjustments of the number of shares available under the plan and the maximum number of shares that may be subject to one or more awards to a participant pursuant to the plan during any fiscal year). Adjustments in the event of an equity restructuring will not be discretionary. Any adjustment affecting an award intended to qualify as performance-based compensation will be made consistent with the requirements of Section 162(m) of the Code and the regulations thereunder. The Administrator also has the authority under the 2013 Plan to take certain other actions with respect to outstanding awards in the event of a corporate transaction, including provision for the cash-out, termination, assumption or substitution of such awards.

Change in Control

The 2013 Plan provides that in the event of a “Change in Control” or a “Corporate Transaction,” each as defined in the 2013 Plan, each outstanding award shall, immediately prior to the effective date of the Change in Control or Corporate Transaction, automatically become fully vested, exercisable or payable, as applicable, for all of the shares of Common Stock at the time subject to such award and, as applicable, may be exercised for any or all of those shares as fully vested shares of Common Stock, subject to prior achievement of vesting criteria in the case of performance stock units.

PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	63

Proposal 3  Approval of an Amendment to increase the number of shares of common stock available for the grant of awards under the Amended and Restated 2013 Equity Incentive Award Plan (continued)

Death or Disability

Pursuant to a July 2019 amendment to the 2013 Plan, in the event of termination of a plan participant’s service as a result of death or “disability,” any equity awards granted to such participant will, to the extent then unvested, automatically become fully vested, exercisable or payable, as applicable, for all of the shares of Common Stock at the time subject to such award and, as applicable, may be exercised for any or all of those shares as fully vested shares of Common Stock, subject to prior achievement of vesting criteria in the case of performance stock units.

Amendment and Termination; Repricing Without Stockholder Approval Prohibited

The Administrator may terminate, amend or modify the 2013 Plan at any time; however, except to the extent permitted by the 2013 Plan in connection with certain changes in capital structure, stockholder approval must be obtained for any amendment to (1) increase the number of shares available under the 2013 Plan, (2) reduce the per-share exercise price of the shares subject to any option or stock appreciation right below the per-share exercise price as of the date the option or stock appreciation right was granted, and (3) cancel any option or stock appreciation right in exchange for cash or another award when the option or stock appreciation right price per share exceeds the fair market value of the underlying shares, except with respect to any Substitute Award. No ISO may be granted under the 2013 Plan after the tenth anniversary of the effective date of the plan.

Federal Income Tax Consequences

The following is a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted to U.S. taxpayers under the 2013 Plan. Tax consequences for any particular individual may be different.

If an optionee is granted a non-qualified stock option under the 2013 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to (1) the fair market value of a share of the Company’s Common Stock at such time, less the exercise price paid, multiplied by (2) the number of shares subject to the option being exercised. The optionee’s basis in the Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of the Company’s Common Stock at the time the optionee exercises such option. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company or its subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

A participant receiving ISOs under the 2013 Plan will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the Company’s Common Stock received over the exercise or base price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value at the time of sale and the exercise or base price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs, and the tax consequences described for non-qualified stock options will apply.

The current federal income tax consequences of other awards authorized under the 2013 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as non-qualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); restricted stock units, stock-based performance awards, dividend equivalents and other types of awards generally are subject to tax at the time of payment based on the fair market value of the award at such time. Compensation otherwise effectively deferred is taxed

64	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Proposal 3  Approval of an Amendment to increase the number of shares of common stock available for the grant of awards under the Amended and Restated 2013 Equity Incentive Award Plan (continued)

when paid. In each of the foregoing cases, the Company generally will have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the 2013 Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year with respect to such covered employee.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR the approval of the 2013 Equity Incentive Award Plan, as amended. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise on the accompanying proxy card.

PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	65

Proposal 4  Ratification of Selection of Independent Registered Public Accounting Firm

Subject to ratification by the stockholders at the Annual Meeting, the Board, upon recommendation of the Audit Committee, has selected Ernst & Young LLP (“EY”) to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending August 31, 2023. EY has issued its reports, included in the Company’s Form 10-K, on the audited consolidated financial statements of the Company and internal control over financial reporting for the fiscal year ended August 31, 2022. EY has served the Company as independent auditors since the Company’s spin-off from Price Enterprises, Inc. in 1997. Representatives of EY are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Stockholders are not required to ratify the appointment of EY as our independent registered public accounting firm. However, we are submitting the appointment of EY to the stockholders for ratification as a matter of good corporate practice. If you fail to ratify the appointment, the Board of Directors and the Audit Committee will reconsider whether or not to retain EY. Even if the appointment is ratified, the Board of Directors and the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Independent Registered Public Accounting Firm

The Audit Committee of the Company’s Board of Directors has selected EY to serve as the Company’s independent registered public accounting firm for the 2023 fiscal year, subject to the Company and EY agreeing on a mutually acceptable engagement letter. Representatives of EY are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit and non-audit fees. The aggregate fees billed to the Company by EY, the Company’s independent registered public accounting firm, for the indicated services for each of the last two fiscal years were as follows (in thousands):

	2022	2021
Audit Fees(1)	$2,107	$1,915
Audit-Related Fees	—	—
Tax Fees(2)	38	80
All Other Fees(3)	9	9

Total	$2,154	$2,004
(1)	Audit Fees consist of fees for professional services performed by EY for the audit of the Company’s annual financial statements and review of quarterly financial statements.
(2)	Tax Fees consist of fees for professional services performed by EY with respect to tax compliance, tax advice and tax planning.
(3)	All Other Fees consist of license fees for a software tool provided by EY.

Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Registered Public Accounting Firm

Our Audit Committee has established a policy that generally requires that all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. From the time that the pre-approval requirements became effective, all permissible non-audit services provided by the Company’s independent registered public accounting firm have been pre-approved by the Company’s Audit Committee. Our Audit Committee has considered whether the provision of services under the heading “All Other Fees” is compatible with maintaining the accountants’ independence and determined that it is consistent with such independence.

66	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Proposal 4  Ratification of Selection of Independent Registered Public Accounting Firm (continued)

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the ratification of the selection of EY as our independent registered public accounting firm. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise on the accompanying proxy card.

PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	67

General

Delinquent Section 16(a) Reports

Under Section 16(a) of the Exchange Act, directors, officers and beneficial owners of 10% or more of the Company’s Common Stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of the Common Stock. As a matter of practice, members of our staff and outside counsel assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and typically file these reports on their behalf. Based solely on our review of such forms received by the Company and the written representations of the reporting persons, the Company has determined that no reporting persons known to the Company were delinquent with respect to their reporting obligations as set forth in Section 16(a) of the Exchange Act, except that each of our executive officers did not timely report on Form 4 one award of restricted stock; each of our executive officers did not timely report on Form 4 on one occasion the withholding of stock to satisfy tax withholding upon the vesting of restricted stock; Mr. Maslowski did not timely report on Form 3 his becoming a reporting person upon his becoming an executive officer; Mr. Biehl and Mr. Maslowski did not timely report on Form 4 on one occasion the withholding of stock to satisfy tax withholding upon the vesting of shares under performance stock units; and Mr. David Price did not timely report on Form 4 on one occasion his receipt of a restricted stock award. The transactions were not timely reported due to clerical errors, and all of these forms were subsequently filed.

Stockholder Proposals and Director Nominations

To be timely, notice of a stockholder proposal or director nomination must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Company located at 9740 Scranton Rd., San Diego, CA 92121 not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to February 3, 2024, the one-year anniversary of the 2023 Annual Meeting; provided, however, that in the event that the next annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

Notice of a stockholder proposal (other than a director nomination) must comply with Article II, Section 9 of our Second Amended and Restated Bylaws (the “Bylaws”) and all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notice of a stockholder nomination of one or more candidates for director must comply with Article II, Section 10 of the Bylaws. If you wish to solicit proxies in support of director nominees other than the Company’s nominees pursuant your notice also must include the information required by Rule 14a-19(b) under the Exchange Act.

You are advised to review our Bylaws, which set forth the requirements for advance notice of stockholder proposals and director nominations. A copy of our Bylaws is available in the Corporate Governance section of our website at investors.pricesmart.com. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Annual Report

The Annual Report of the Company for the fiscal year ended August 31, 2022 will be mailed to stockholders of record on or about December 16, 2022. The Annual Report does not constitute, and should not be considered, a part of this Proxy solicitation material.

If any person who was a beneficial owner of Common Stock of the Company on the record date for the Annual Meeting of Stockholders desires additional information, a copy of the Company’s Annual Report on Form 10-K will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of the Company at such date. Requests should be directed to PriceSmart, Inc., 9740 Scranton Road, San Diego, California 92121, Attention: Secretary.

68	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

General (continued)

Householding of Proxy Materials

If you share an address with another stockholder, you may receive only one set of proxy materials unless you have provided contrary instructions. The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “house holding,” is designed to reduce duplicate mailings, save significant printing and postage costs, and conserve natural resources. Stockholders will receive only one copy of our proxy statement and annual report if they share an address with another stockholder, have been previously notified of house holding by their broker, bank or other intermediary, and have consented to house holding, either affirmatively or implicitly by not objecting to house holding. If you would like to opt out of this practice for future mailings, and receive separate annual reports and proxy statements for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate annual report or proxy statement without charge by sending a written request to PriceSmart, Inc., 9740 Scranton Road, San Diego, California 92121, Attention: Secretary or call Investor Relations at (858) 404-8826. We will promptly send additional copies of the annual report or proxy statement upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the annual report or proxy statement can request delivery of a single copy of the annual report or proxy statement by contacting their broker, bank or other intermediary, sending a written request to the Company at the address above or calling Investor Relations at the telephone number above.

Other Matters

The Board of Directors does not know of any matter to be presented at the Annual Meeting which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the proxies will vote all proxies in accordance with their best judgment.

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN

THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors
Francisco J. Velasco Secretary

Dated: December 16, 2022

PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	69

Appendix A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The Compensation Committee selected growth in Adjusted Total Revenues or Net Merchandise Sales (Constant Currency) and achievement of specified levels of Adjusted Operating Income as alternative performance measures for annual cash incentive awards up to target levels for fiscal 2022 because they believed they represent key indicators of the strength of our operating results and incentivized the participants in our annual cash incentive award program to achieve strong revenue and earnings growth. In the case of performance above target, the Compensation Committee determined that payments under incentive awards should be derived solely from an allocation between the executives and the Company (for the benefit of the Company’s stockholders) of Adjusted Operating Income above the target level so that the relative interests of the executives and the stockholders would be readily apparent. Accordingly, the Compensation Committee determined that the Chief Executive Officer and certain other executives should share an over-achievement pool in an amount equal to 15% of Adjusted Operating Income above the targeted level of $167 million. “Adjusted Total Revenues” are measured as total revenues less revenues generated by the legacy businesses of our former Aeropost subsidiary, and growth in “Net Merchandise Sales (Constant Currency)” means growth in Net Merchandise Sales calculated on a constant currency basis. As used here, the term “constant-currency basis” refers to the calculation of revenues excluding the impact of foreign currency exchange rate fluctuations. We believe this measure provides a valuable means of evaluating period-to-period Net Merchandise Sales growth before the impact of foreign currency exchange issues that are outside our executive officers’ control. “Adjusted Operating Income” is measured as reported Operating income excluding revenues and expenses associated with the legacy businesses of our former Aeropost subsidiary, and, for purposes of determining Adjusted Operating Income above a specified threshold, including expenses associated with annual cash incentive awards and performance stock units, or PSUs, up to target amounts but excluding expenses associated with annual cash incentive awards and incremental PSUs payable with respect to achievement of such Adjusted Operating Income above such threshold. When calculating the amount of Adjusted Operating Income for overachievement purposes, any earned over-achievement annual cash incentives and PSUs are excluded. For fiscal year 2022, the Compensation Committee approved add backs to Adjusted Operating Income for discretionary bonuses, executive severance expense and a portion of the adverse impact to the Company’s operating income from markdowns and margin compression experienced in the third and fourth quarters of fiscal year 2022.

In our audited financial statements for the year ended August 31, 2022, Total revenues is the most directly comparable GAAP financial measure to Adjusted Total Revenues, Net merchandise sales is the most directly comparable GAAP financial measure to Net Merchandise Sales (Constant Currency), and Operating income is the most directly comparable GAAP financial measure to Adjusted Operating Income. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth below. Adjusted Total Revenues, Net Merchandise Sales (Constant Currency) and Adjusted Operating Income should not be considered as substitutes for total revenues and operating income as determined in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies.

NON-GAAP RECONCILIATION — ADJUSTED TOTAL REVENUES

(Unaudited; USD in Thousands)

	12 Months Ended

	Aug. 31, 2022	Aug. 31, 2021
Total revenues	$4,066,093	$3,619,871
Adjustments:
Aeropost non-merchandise revenue	3,307	46,876
Adjusted Total Revenues	4,062,786	3,572,995
Growth $	489,791
Growth%	13.71%

PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	A-1

Appendix A (continued)

NON-GAAP RECONCILIATION — NET MERCHANDISE SALES (CONSTANT CURRENCY)

(Unaudited; USD in Thousands)

	12 Months Ended

	Aug. 31, 2022	Aug. 31, 2021
Net merchandise sales	$3,944,817	$3,465,442
Adjustments:	78,640	N/A
Net Merchandise Sales (Constant Currency)	4,023,457	3,465,442
Growth $	558,015
Growth%	16.10%

NON-GAAP RECONCILIATION — ADJUSTED OPERATING INCOME

(Unaudited; USD in Thousands)

	12 Months Ended

	Aug. 31, 2022	Aug. 31, 2021
Operating income	$167,066	$158,020
Adjustments:
Aeropost operating loss	2,858	6,211
Earned over-achievement bonus expense	1,222	3,206
Discretionary Bonus	1,575	—
Executive Severance	1,205	—
Q3/Q4 Markdown & Margin Compression	4,667	—
Adjusted Operating Income	178,592	167,437

A-2	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Appendix B

AMENDMENT TO THE

AMENDED AND RESTATED 2013 EQUITY INCENTIVE AWARD PLAN

OF PRICESMART, INC.

This Amendment to the Amended and Restated PriceSmart, Inc. 2013 Equity Award Plan (the “Plan”), is effective as of February 3, 2023.

1. Section 3.1(a) of the Plan is hereby amended by deleting it in its entirety and replacing it with the following:

Subject to Section 3.1(b) and Section 13.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is the sum of (i) 1,850,000 Shares, plus (ii) any Shares that as of the Effective Date are available for issuance under the Prior Plans, plus (iii) any Shares that are subject to Prior Plan Awards that become available for future grants of Awards under the Plan following the Effective Date pursuant to Section 3.1(b). As of the Effective Date, the sum of the aggregate number of Shares authorized for issuance under the Prior Plans and the aggregate number of Shares subject to Prior Plan Awards was 366,867 Shares, and, accordingly, the total number of Shares available for issuance or that may become available for issuance under the Plan pursuant to clauses (ii) and (iii) in the preceding sentence shall not exceed 366,867 Shares. Notwithstanding anything in this Section 3.1 to the contrary, the number of Shares that may be issued or transferred pursuant to Awards under the Plan (including Incentive Stock Options) shall not exceed an aggregate of 2,216,867 Shares, subject to adjustment pursuant to Section 13.2. From and after the Effective Date, no awards shall be granted under the Prior Plans; however, any Prior Plan Award shall continue to be subject to the terms and conditions of the relevant Prior Plan.

2. Except as expressly amended hereby, the Plan shall remain in full force and effect.

[Signature page follows]

PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	B-1

Appendix B (continued)

IN WITNESS WHEREOF, the Executive Vice President, General Counsel and Secretary of PriceSmart, Inc. has duly executed this Amendment to be effective as of February 3, 2023.

PRICESMART, INC.

By:
Name:	Francisco Velasco
Title:	Executive Vice President, General Counsel and Secretary

[Amendment to Amended and Restated 2013 Equity Incentive Award Plan]

B-2	PriceSmart, Inc. Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

VIEW MATERIALS & VOTE 9740 SCRANTON ROAD VOTE BY INTERNET SAN DIEGO, CA 92121-1745 Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PSMT2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D94203-P82329 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PRICESMART, INC. For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: 1. Election of Directors Nominees: 01) Sherry S. Bahrambeygui 06) Patricia Márquez 02) Jeffrey Fisher 07) David Price 03) Gordon H. Hanson 08) Robert E. Price 04) Beatriz V. Infante 09) David R. Snyder 05) Leon C. Janks 10) Edgar Zurcher The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To approve, on an advisory basis, the compensation of the Company’s executive officers for fiscal year 2022. 3. To approve a proposed amendment to the Company’s Amended and Restated 2013 Equity Incentive Award Plan to increase the number of shares of Common Stock available for the grant of awards by 750,000 shares. 4. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2023. NOTE: The proxies of the undersigned may vote according to their discretion on any other matter that may properly come before the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D94204-P82329 PRICESMART, INC. Annual Meeting of Stockholders February 3, 2023 8:30 AM Pacific Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) of PriceSmart, Inc., a Delaware corporation (the "Company"), hereby appoints John D. Hildebrandt and Michael L. McCleary, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Stockholders of the Company to be held on Friday, February 3, 2023 at 8:30 AM Pacific Time via live audio webcast at www.virtualshareholdermeeting.com/PSMT2023, and any adjournment or postponement thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and revokes any proxy heretofore given with respect to such meeting. This Proxy is solicited on behalf of the Board of Directors of the Company. The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" the nominees for directors listed in Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3 and "FOR" Proposal 4. Continued and to be signed on reverse side